
                                                                       EXHIBIT 2

                                                                  CONFORMED COPY


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                          TOMMY HILFIGER CORPORATION,

                          TOMMY HILFIGER U.S.A., INC.,

                  TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED

                                      AND

                         PEPE JEANS LONDON CORPORATION

                          DATED AS OF JANUARY 31, 1998

                                       1
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                               TABLE OF CONTENTS

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                                                                          PAGE
                                                                          ----
                                   ARTICLE I

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 Certain Definitions.....................................................    5

                                   ARTICLE II

 Purchase and Sale of Stock; Closing.....................................   10
    Section 2.1.   Purchase and Sale....................................    10
    Section 2.2.   Time and Place of Closing............................    11

                                  ARTICLE III

 Representations and Warranties of Seller................................   11
    Section 3.1.   Incorporation; Authorization; etc. ..................    11
    Section 3.2.   Capitalization; Structure............................    12
    Section 3.3.   Financial Statements.................................    13
    Section 3.4.   Properties; Leases...................................    14
    Section 3.5.   Absence of Certain Changes...........................    14
    Section 3.6.   Litigation; Orders...................................    14
                   Licenses, Approvals, Other Authorizations, Consents,
    Section 3.7.   Reports, etc.........................................    14
    Section 3.8.   Labor Matters........................................    14
    Section 3.9.   Compliance with Laws.................................    15
    Section 3.10   Insurance............................................    15
    Section 3.11.  Material Contracts...................................    15
    Section 3.12.  Brokers, Finders, etc. ..............................    15
    Section 3.13.  Affiliate Transactions...............................    16
    Section 3.14.  Environmental Compliance.............................    16
    Section 3.15.  Undisclosed Liabilities..............................    17
    Section 3.16.  Proxy Statement......................................    17
    Section 3.17.  Acquisition of Shares for Investment.................    17

                                   ARTICLE IV

 Representations and Warranties of Parent................................   18
    Section 4.1.   Incorporation; Authorization; etc. ..................    18
    Section 4.2.   Capitalization.......................................    19
    Section 4.3.   Other Authorizations, Consents, Reports, etc.........    19
    Section 4.4.   Brokers, Finders, etc. ..............................    19
    Section 4.5.   Acquisition of Shares for Investment.................    19
    Section 4.6.   SEC Filings; Financial Statements....................    20
    Section 4.7.   Proxy Statement......................................    20

                                   ARTICLE V

 Covenants of Seller and Parent..........................................   20
                   Investigation of Business; Access to Properties and
    Section 5.1.   Records..............................................    20
    Section 5.2.   Efforts; Obtaining Consents..........................    21
    Section 5.3.   Further Assurances...................................    21
    Section 5.4.   Conduct of Business by Seller........................    21
    Section 5.5.   Conduct of Business by Parent........................    23
    Section 5.6.   Preservation of Business.............................    23
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                                       2
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    Section 5.7.  Non-Solicitation........................................  23
    Section 5.8.  Notice of Developments..................................  23
    Section 5.9.  License Agreements......................................  23
    Section 5.10. Financial Statements....................................  23
    Section 5.11. Intercompany Accounts; Indebtedness.....................  24
    Section 5.12. Proxy Statement.........................................  24
    Section 5.13. Stockholders Meeting....................................  24
    Section 5.14. NYSE Listing............................................  24
    Section 5.15. Financing...............................................  24
    Section 5.16. Blackwatch Note.........................................  25
    Section 5.17. Resignation of Directors................................  25

                                   ARTICLE VI

 Employee Benefits........................................................  25
    Section 6.1.  Employee Benefit Plans..................................  25
    Section 6.2.  Company Employee Benefit Plans..........................  26
    Section 6.3.  Non-U.S. Company Employee Benefit Plans.................  27
    Section 6.4.  Administration..........................................  27
    Section 6.5.  Reportable Event........................................  27

                                  ARTICLE VII

 Tax Matters..............................................................  27
    Section 7.1.  Tax Returns of the Companies and the Subsidiaries.......  27
    Section 7.2.  Allocation of Certain Taxes.............................  28
    Section 7.3.  Filing Responsibility...................................  28
    Section 7.4.  Refunds and Carrybacks..................................  29
    Section 7.5.  Cooperation and Exchange of Information.................  29
    Section 7.6.  Tax Indemnification by Seller...........................  30
    Section 7.7.  Tax Certification.......................................  30
    Section 7.8.  Definitions.............................................  30

                                  ARTICLE VIII

 Conditions to Parent's, TH USA's and THEH's Obligations to Close.........  31
    Section 8.1.  Representations, Warranties and Covenants of Seller.....  31
    Section 8.2.  Regulatory Approvals....................................  31
    Section 8.3.  No Orders or Injunctions................................  31
    Section 8.4.  Opinions of Seller's Counsel............................  31
    Section 8.5.  Certain Agreements......................................  32
    Section 8.6.  Stockholder Approval....................................  32
    Section 8.7.  Canada Purchase.........................................  32
    Section 8.8.  NYSE Listing............................................  32
    Section 8.9.  Parent Financing........................................  32
    Section 8.10. Consents................................................  32

                                   ARTICLE IX

 Conditions to Seller's Obligation to Close...............................  32
    Section 9.1.  Representations, Warranties and Covenants of Parent.....  32
    Section 9.2.  Regulatory Approvals....................................  32
    Section 9.3.  No Orders or Injunctions................................  32
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    Section 9.4.   Opinions of Parent's Counsel...........................  32
    Section 9.5.   Certain Agreements.....................................  32
    Section 9.6.   Stockholder Approval...................................  32
    Section 9.7.   NYSE Listing...........................................  32
    Section 9.8.   Consents...............................................  32

                                   ARTICLE X

 Survival; Indemnification................................................. 33
    Section 10.1.  Survival...............................................  33
    Section 10.2.  Indemnification by Seller..............................  33
    Section 10.3.  Indemnification Procedures.............................  33
    Section 10.4.  Limits on Indemnification..............................  34
    Section 10.5.  Losses Net of Insurance................................  34

                                   ARTICLE XI

 Termination............................................................... 35
    Section 11.1.  Termination............................................  35
    Section 11.2.  Procedure and Effect of Termination....................  35

                                  ARTICLE XII

 Miscellaneous............................................................. 35
    Section 12.1.  Counterparts...........................................  35
    Section 12.2.  Governing Law..........................................  35
    Section 12.3.  Jurisdiction; Waiver of Trial by Jury..................  35
    Section 12.4.  Entire Agreement.......................................  36
    Section 12.5.  Expenses...............................................  36
    Section 12.6.  Notices................................................  36
    Section 12.7.  Successors and Assigns.................................  37
    Section 12.8.  Headings; Definitions..................................  37
    Section 12.9.  Amendments and Waivers.................................  37
    Section 12.10. Severability...........................................  37
    Section 12.11. Interpretation.........................................  37
    Signatures............................................................. 38

Schedule 3.1(a) Jurisdictions in Which Companies and Subsidiaries are Qualified to Do Business
Schedule 3.1(d)     Violations and Accelerations
Schedule 3.2(a)     Stock Information
Schedule 3.3(a)     Pepe Exceptions to Applicable Accounting Principles
Schedule 3.3(b) Tomcan and TH Canada Exceptions to Applicable Accounting Principles
Schedule 3.4        Real Property and Leases
Schedule 3.5        Absence of Certain Changes
Schedule 3.6        Litigation
Schedule 3.7(b)     Consents and Approvals
Schedule 3.8        Labor Agreements, Disputes
Schedule 3.9        Compliance With Law
Schedule 3.10       Insurance Policies
Schedule 3.11       Material Transactions
Schedule 3.13       Affiliate Transactions
Schedule 3.14       Environmental Compliance
Schedule 3.15       Undisclosed Liabilities
Schedule 4.1(b)     Violations and Accelerations
Schedule 4.2(b)     Rights to Acquire Stock
Schedule 4.3        Authorizations and Consents
Schedule 4.6        SEC Filings
Schedule 5.2        Consents
Schedule 5.4        Conduct of Business by Seller
Schedule 6.1(a)     Company of Employee Benefit Agreement
Schedule 6.1(d)     Payments Caused by this Agreement
Schedule 6.2(d)     Multiemployer Plans
Schedule 7.1(a)     Income Tax Returns
Schedule 7.1(b)     Contested Taxes; Reserves
Schedule 7.1(c)     Tax Extensions and Powers of Attorneys
Schedule 7.1(d)     Audits
Schedule 10.2(a)    Retained Actions

Exhibit 1.1(a) Terms of Second Amendment to the License Agreement dated February 1, 1997 by and between Tommy Hilfiger Licensing, Inc. and Seller, as amended
Exhibit 1.1(b)      Terms of Non-Competition Agreement
Exhibit 1.1(c)      Form of Registration Rights Agreement

                                       4
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                           STOCK PURCHASE AGREEMENT

  This Stock Purchase Agreement (the "Agreement"), dated as of January 31, 1998, is by and among Tommy Hilfiger Corporation, a British Virgin Islands corporation ("Parent"), Tommy Hilfiger U.S.A., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("TH USA"), Tommy Hilfiger (Eastern Hemisphere) Limited, a British Virgin Islands corporation and a wholly owned subsidiary of Parent ("THEH"), and Pepe Jeans London Corporation, a British Virgin Islands corporation ("Seller").

  Whereas, Seller owns (a) 100% of the issued and outstanding shares of common stock of Pepe Jeans USA, Inc., a California corporation ("Pepe USA"), and (b) 100% of the issued and outstanding ordinary shares of TJ Far East Limited, a British Virgin Islands corporation ("Pepe Far East" and, together with Pepe USA, the "Companies");

  Whereas, TH USA and THEH desire to purchase from Seller, and Seller desires to sell to TH USA and THEH, 100% of the issued and outstanding shares of common stock of Pepe USA and 100% of the issued and outstanding ordinary shares of Pepe Far East, respectively, upon the terms and subject to the conditions set forth herein (the "Stock Purchases");

  Whereas, AIHL Investment Group Limited ("AIHL"), a British Virgin Islands corporation, has entered into a Guarantee, dated of even date herewith, pursuant to which AIHL has guaranteed all of the obligations of Seller under the Stock Purchase Agreement (the "AIHL Guarantee"); and

  Whereas, Pepe USA has agreed to purchase (the "Canada Purchase") from Lawvest Holdings Inc., a British Virgin Islands corporation ("Lawvest"), all of the issued and outstanding ordinary shares of Tomcan Investments, Inc., a British Virgin Islands corporation ("Tomcan"), which will be consummated immediately after the consummation of the Stock Purchases.

  Now, Therefore, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                              Certain Definitions

  As used in this Agreement the following terms shall have the following respective meanings:

  "Action" shall mean any complaint, claim, prosecution, indictment, action, suit, arbitration, investigation, inquiry or proceeding by or before any Governmental Authority.

  "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the party specified.

  "Agreement" shall have the meaning set forth in the preamble hereof.

  "AIHL" shall have the meaning set forth in the recitals hereof.

  "AIHL Guarantee" shall have the meaning set forth in the recitals hereof.

  "Amended European License Agreement" shall mean the License Agreement dated as of February 1, 1997 by and between Tommy Hilfiger Licensing, Inc. and Seller, as assigned by Seller to TH Europe and as amended by the First Amendment thereto, as further amended by the Second Amendment thereto containing substantially the terms set forth on Exhibit 1.1(a) hereto, to be entered into between Tommy Hilfiger Licensing, Inc., Seller and TH Europe.

  "Ancillary Agreements" shall mean, collectively, the Amended European License Agreement, the Canada Purchase Agreement, the Lock-Up Agreement and the Registration Rights Agreement.

                                       5
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  "Applicable Return" shall have the meaning set forth in Section 10.1(a)
hereof.

  "Assets" shall have the meaning set forth in Section 3.4 hereof.

  "Bentley Trust Guarantee" shall mean the Guarantee, dated as of January 26, 1998 made by ATC Trustees (Cayman) Limited in trust for the Bentley Trust, in favor of Pepe USA.

  "Blackwatch" shall mean Blackwatch Investments Limited, a British Virgin Islands corporation.

  "Blackwatch Note" shall have the meaning set forth in Section 5.16 hereof.

  "Canada Financial Statements" shall have the meaning set forth in Section 3.3(b) hereof.

  "Canadian Liabilities" shall have the meaning set forth in Section 10.2(a).

  "Canada Purchase" shall have the meaning set forth in the recitals hereof.

  "Canada Purchase Agreement" shall mean the Share Purchase Agreement, dated as of January 26, 1998, between Pepe USA and Lawvest.

  "Canadian Subsidiaries" shall mean Tomcan and TH Canada.

  "Closing" shall mean the consummation of the transactions contemplated by
Section 2.1 of this Agreement.

  "Closing Date" shall have the meaning set forth in Section 2.2 hereof.

  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

  "Companies" shall have the meaning set forth in the recitals hereof.

  "Company Employee Benefit Plans" shall have the meaning set forth in Section 6.1(a) hereof.

  "Company Group" shall have the meaning set forth in Section 7.3(a) hereof.

  "Company Material Adverse Effect" shall have the meaning set forth in
Section 3.5 hereof.

  "Company Pension Plan" shall have the meaning set forth in Section 6.1(c) hereof.

  "Continuing Affiliate" shall mean Seller, AIHL, Blackwatch, Lawvest or any of their respective corporate Affiliates (other than the Companies, Tomcan, Parent and their respective subsidiaries).

  "Controlled Group Liability" shall have the meaning set forth in Section 6.2(f) hereof.

  "Covered Losses" shall mean any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, obligations, payments (including, without limitation, those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs and expenses (including, without limitation, interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and any other out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in enforcing another party's obligations hereunder), including, without limitation, any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking.

  "Determination" shall have the meaning set forth in Section 7.8(a) hereof.

  "Encumbrance" shall mean any mortgage, pledge, lien, easement, restrictive covenant, right of way, lease, purchase agreement, option, security interest or other encumbrance and agreement.

  "Environmental Law" shall have the meaning set forth in Section 3.14(a)(ii) hereof.

  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  "ERISA Affiliate" shall have the meaning set forth in Section 6.2(e) hereof.

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Expiration Date" shall have the meaning set forth in Section 10.1(a) hereof.

  "Financial Statements" shall have the meaning set forth in Section 3.3(b) hereof.

  "GAAP" shall mean United States generally accepted accounting principles.

  "Governmental Authority" shall have the meaning set forth in Section 3.1(d) hereof.

  "Hazardous Substance" shall have the meaning set forth in Section 3.14(a)(i) hereof.

  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

  "Income Taxes" shall have the meaning set forth in Section 7.8(c).

  "Income Tax Returns" shall have the meaning set forth in Section 7.8(b).

  "Indemnification Threshold" shall have the meaning set forth in Section 10.4 hereof.

  "Indemnified Parties" shall have the meaning set forth in Section 10.2(a) hereof.

  "Intellectual Property" means all United States and foreign (a) patents, patent applications, patent disclosures and improvements thereto, (b) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, (c) copyrights and registrations and applications for registration thereof, (d) computer software, data and documentation, (e) trade secrets and confidential business information (including ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information) and (f) copies and tangible embodiments thereof (in whatever form or medium) in which any Company or Subsidiary has any rights.

  "International License Agreement" shall mean the International License Agreement dated August 28, 1995 between Tommy Hilfiger Licensing, Inc. and SEL International Investments Corp., as ultimately assigned to T.H. International N.V., as amended.

  "IRS" shall have the meaning set forth in Section 7.8(d).

  "Lawvest" shall have the meaning set forth in the recitals hereof.

  "Licenses" shall have the meaning set forth in Section 3.7(a).

  "Lock-Up Agreement" shall mean the Lock-Up Agreement, dated of even date herewith, among Parent, Seller and certain direct and indirect stockholders of Seller.

  "Memorandum Amendment" shall have the meaning set forth in Section 4.1(a) hereof.

  "Multiemployer Plan" shall have the meaning set forth in Section 6.2(e) hereof.

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  "Multiple Employer Plan" shall have the meaning set forth in Section 6.2(e)
hereof.

  "Net After-Tax Basis" shall mean, with respect to the calculation of any indemnification payment owed to any party pursuant to this Agreement, calculation thereof in a manner taking into account any Taxes owing by the indemnified party or its Affiliates as a result of receipt or accrual of the indemnity payment and any Tax benefit received or accrued by the indemnified party or its Affiliates as a result of the indemnified liability.

  "Non-Competition Agreement" shall mean the Non-Competition Agreement containing substantially the terms set forth on Exhibit 1.1(b) hereto, to be entered into between the Company, Silas K.F. Chou and Lawrence S. Stroll.

  "Non-U.S. Company Employee Benefit Plans" shall have the meaning set forth in Section 6.1(a) hereof.

  "Notice of Claim" shall have the meaning set forth in Section 10.3(a) hereof.

  "NYSE" shall mean the New York Stock Exchange, Inc.

  "Other Taxes" shall have the meaning set forth in Section 7.8(e).

  "Parent" shall have the meaning set forth in the preamble hereof.

  "Parent SEC Reports" shall have the meaning set forth in Section 4.6(a) hereof.

  "Parent Shares" shall mean the Ordinary Shares, $.01 par value per share, of Parent.

  "Parent Stockholders Meeting" shall have the meaning set forth in Section
3.16 hereof.

  "Pepe Balance Sheet" shall have the meaning set forth in Section 3.3(a) hereof.

  "Pepe Far East" shall have the meaning set forth in the recitals hereof.

  "Pepe Far East Purchase Price" shall have the meaning set forth in Section 2.1(a) hereof.

  "Pepe Far East Shares" shall mean the Ordinary Shares, $1.00 par value per share, of Pepe Far East.

  "Pepe Financial Statements" shall have the meaning set forth in Section 3.3(a) hereof.

  "Pepe USA" shall have the meaning set forth in the recitals hereof.

  "Pepe USA Cash Purchase Price" shall have the meaning set forth in Section 2.1(a) hereof.

  "Pepe USA Shares" shall mean the shares of Common Stock, without par value, of Pepe USA.

  "Pepe Year-End Balance Sheet" shall mean the condensed combined balance sheet of Pepe USA and Pepe Far East and its subsidiaries as of December 31, 1997, previously provided by Seller to TH USA and THEH.

  "Permitted Exceptions" shall mean (a) mechanics', materialmen's, carriers', workmen's, warehousemen's, repairmen's, landlords' or similar liens imposed by law arising and incurred in the ordinary course of business and securing obligations that are not delinquent, (b) liens for taxes and other governmental charges, assessments or fees which (i) are not yet due and payable or which may be paid without penalty or (ii) are being contested in good faith through appropriate procedures and in respect of which a Company or Subsidiary has created adequate reserves or (c) Encumbrances which individually or in the aggregate do not detract from the value of any of the property or assets subject thereto or interfere with the present use thereof.

  "Person" shall mean any individual, firm, corporation, partnership or other entity (including Governmental Authorities), and shall include any successor (by merger or otherwise) of such entity.

  "Price Waterhouse" shall mean Price Waterhouse LLP or one of its international affiliates.

  "Proxy Statement" shall have the meaning set forth in Section 5.12 hereof.

  "Purchase Price Cash Amount" shall have the meaning set forth in Section 2.1(a) hereof.

  "Purchase Price Shares" shall have the meaning set forth in Section 2.1(a) hereof.

  "RCRA Hazardous Waste" shall have the meaning set forth in Section 3.14(a)(iii) hereof.

  "Real Property" shall have the meaning set forth in Section 3.4 hereof.

  "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form attached hereto as Exhibit 1.1(c), to be entered into between the Company, Seller and certain direct and indirect stockholders of Seller.

  "Retained Liabilities" shall have the meaning set forth in Section 10.2(a) hereof.

  "Retained Note" shall have the meaning set forth in Section 2.1(c) hereof.

  "Returns" shall have the meaning set forth in Section 7.8(f).

  "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

  "Securities Act" shall mean the Securities Act of 1933, as amended.

  "Seller" shall have the meaning set forth in the preamble hereof.

  "Seller Affiliate" shall mean any of Seller, the Companies, the Subsidiaries, the Canadian Subsidiaries, AIHL, Blackwatch, Anasta Holdings Limited, Sportswear Holdings Limited, Westleigh Limited and Gadwal Limited.

  "Seller's knowledge" or "knowledge of Seller" shall mean the knowledge of those individuals who as of the date hereof or at anytime thereafter are officers or directors of Seller, after due inquiry by such officers and directors of the officers and directors of the Companies and the Subsidiaries.

  "Seller Note" shall have the meaning set forth in Section 5.16 hereof.

  "Shares" shall have the meaning set forth in Section 2.1(a) hereof.

  "Stock Purchases" shall have the meaning set forth in the recitals hereof.

  "Subsidiaries" shall mean TJ Clothing (H.K.) Limited, a Hong Kong corporation, Pepe International Limited, a Hong Kong corporation, THHK Womenswear Limited, a Hong Kong corporation, and any subsidiary of a Company formed after the date of this Agreement.

  "Taxes" shall have the meaning set forth in Section 7.8(h) hereof.

  "Tax Laws" shall have the meaning set forth in Section 7.8(g).

  "Taxing Authority" shall have the meaning set forth in Section 7.8(i) hereof.

  "TH Canada" shall mean Tommy Hilfiger Canada, Inc., a company incorporated under the Canada Business Corporations Act.

  "THEH" shall have the meaning set forth in the preamble hereof.

  "TH Europe" shall mean Tommy Hilfiger Europe B.V., a corporation organized under the laws of The Netherlands.

  "TH Incentive Plans" shall mean, collectively, the Tommy Hilfiger (Eastern Hemisphere) Limited 1992 Stock Incentive Plan, as amended, the Tommy Hilfiger U.S.A., Inc. 1992 Stock Incentive Plan, as amended, and the Tommy Hilfiger Corporation Non-Employee Directors Stock Option Plan.

  "T.H. International N.V." shall mean T.H. International N.V., a corporation organized under the laws of The Netherlands Antilles.

  "TH Licenses" shall mean, collectively, the International License Agreement; the Amended and Restated License Agreement, dated as of May 24, 1995, between TH Canada and Tommy Hilfiger Licensing, Inc., as amended; the Amended and Restated License Agreement, dated as of May 24, 1995, between TH Canada (d/b/a Tommy Hilfiger Shops Inc.) and Tommy Hilfiger Licensing, Inc., as amended; and the United States License Agreement, dated as of August 28, 1995, between SEL International Investments Corp. and Tommy Hilfiger Licensing, Inc., as ultimately assigned to Pepe USA, as amended.

  "TH USA" shall have the meaning set forth in the preamble hereof.

  "Tomcan" shall have the meaning set forth in the recitals hereof.

  "Tomcan Balance Sheet" shall have the meaning set forth in Section 3.3(b) hereof.

  "Tomcan Shares" shall mean the shares, par value $1.00 per share, of Tomcan.

  "Withdrawal Liability" shall have the meaning set forth in Section 6.2(d) hereof.

                                  ARTICLE II

                      Purchase and Sale of Stock; Closing

  Section 2.1. Purchase and Sale. (a) On the basis of the representations, warranties, covenants and agreements and subject to the satisfaction or waiver (to the extent permitted) of the conditions set forth in Articles VIII and IX, at the Closing Seller will sell and TH USA and THEH, respectively, will purchase fifty thousand (50,000) Pepe USA Shares and one thousand (1,000) Pepe Far East Shares (collectively, the "Shares"), which constitute, and will constitute as of the Closing, 100% of the issued and outstanding shares of capital stock or other equity interests of Pepe USA and Pepe Far East, respectively. In payment for such Pepe Far East Shares, simultaneously with the delivery by Seller of certificates for such Pepe Far East Shares, with all appropriate stock powers and requisite tax stamps attached, properly signed, in form suitable for the transfer of such Pepe Far East Shares to THEH, and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions set forth herein, THEH will wire transfer $25,000,000.00 (the "Pepe Far East Purchase Price") in immediately available funds to the account or accounts specified by Seller. In payment for such Pepe USA Shares, simultaneously with the delivery by Seller of certificates for such Pepe USA Shares, with all appropriate stock powers and requisite tax stamps attached, properly signed, in form suitable for the transfer of such Pepe USA Shares to TH USA, and subject to the satisfaction or waiver (to the extent permitted) of the applicable conditions set forth herein, (i) TH USA will wire transfer $730,760,000.00 (the "Pepe USA Cash Purchase Price" and, together with the Pepe Far East Purchase Price, the "Purchase Price Cash Amount") in immediately available funds to the account or accounts specified by Seller and (ii) Parent will deliver to TH USA and TH USA will deliver to Seller certificates representing 9,045,930 Parent Shares (the "Purchase Price Shares").

  (b) Certificates for the Purchase Price Shares shall be in definitive form and registered in the name of Seller and shall be delivered to Seller bearing a legend or legends referencing restrictions under the Securities Act on transfer of the Purchase Price Shares and such other legends as the Board of Directors of Parent determines to be necessary or appropriate, including any required by the Lock-Up Agreement.

  (c) In addition, at the Closing Parent will purchase from Seller the $10,000,000.00 Subordinated Promissory Note dated April 1, 1997 from Pepe USA to Seller (the "Retained Note") for an amount equal to the principal thereof as of the Closing Date.

  Section 2.2. Time and Place of Closing. Subject to satisfaction or waiver of the conditions to Closing set forth herein, the Closing shall take place at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, as promptly as practicable after satisfaction or waiver, if permissible, of the conditions set forth in Articles VIII and IX or at such other time and date as Parent and Seller may agree (the "Closing Date").

                                  ARTICLE III

                   Representations and Warranties of Seller

  Seller hereby represents and warrants to Parent as follows:

  Section 3.1. Incorporation; Authorization; etc. (a) Each of the Companies and Subsidiaries has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Companies and Subsidiaries has full corporate power and authority to own its properties and assets and to conduct its business as it is now being conducted and is in good standing and is duly qualified to transact business in each jurisdiction in which the nature of property owned or leased by it or the conduct of its business requires it to be so qualified except where the failure to be in good standing or so qualified would not have a material adverse effect on the Companies and the Subsidiaries, taken as a whole. Each jurisdiction in which any of the Companies or Subsidiaries is qualified to do business is set forth on Schedule 3.1(a).

  (b) Seller has been duly organized, is validly existing and in good standing under the laws of the British Virgin Islands.

  (c) Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each Seller Affiliate has full corporate power and authority to execute each of the Ancillary Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement, the performance of Seller's obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate proceedings on the part of Seller, and no other corporate proceeding or action on the part of Seller or its Board of Directors and stockholders are necessary therefor. The execution and delivery of each Ancillary Agreement to which any Seller Affiliate is a party, the performance of their respective obligations thereunder and the consummation of the transactions contemplated thereby by each Seller Affiliate party to such agreements have been duly and validly authorized by all necessary corporate proceedings on the part of such Seller Affiliate, and no other corporate proceeding or action on the part of any Seller Affiliate and their respective Boards of Directors and stockholders are necessary therefor.

  (d) The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by the Seller Affiliates will not (i) violate or conflict with any provision of the memorandum of association or articles of association (or similar instruments) of any Seller Affiliate, (ii) except as set forth on Schedule 3.1(d), conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of the Shares or any of the assets or properties of any of the Companies or of any of the Subsidiaries pursuant to, or require a consent or create a penalty or increase any Company's or Subsidiary's payment or performance obligations under, any material mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any material contract, agreement, license or permit, to which Seller, any Company or any Subsidiary is a party or by which any of them or any of their property is bound, or (iii) assuming that all consents, approvals, authorizations and other actions described in Section 3.7(b) have been obtained and all filings and obligations set forth in

Section 3.7(b) have been made, violate or conflict with in any material respect, or result in the imposition of any material lien (other than liens arising from any actions taken or arrangements made by Parent or any of its subsidiaries) upon any of the Shares, or any of the assets or properties of any Company or any Subsidiary pursuant to, any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any federal, state, local, foreign, supernational or supranational court or tribunal (including any court or tribunal dealing with labor matters), governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel ("Governmental Authority") or any other material restriction of any kind or character to which Seller, any Company or any Subsidiary is or may be subject or by which any of them or any of their property is or may be bound. This Agreement, the Canada Purchase Agreement and the Lock-Up Agreement have been, and, at the Closing, the Registration Rights Agreement and the Amended European License Agreement will be, duly executed and delivered by each Seller Affiliate that is a party to such agreements, and, assuming the due execution hereof and thereof by Parent and any subsidiary of Parent that is a party to such agreements, this Agreement, the Canada Purchase Agreement and the Lock-Up Agreement constitute, and at the Closing the Registration Rights Agreement and the Amended European License Agreement will constitute, the legal, valid and binding obligations of such Seller Affiliates enforceable against such parties in accordance with their respective terms except, in each case, as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

  (e) Upon consummation of the Stock Purchases at the Closing, as contemplated by this Agreement, Seller will deliver to TH USA and THEH good and valid title to all of the outstanding Pepe USA Shares and Pepe Far East Shares, respectively, free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or other rights of third parties (except those imposed by the federal securities laws or any action taken or arrangement made by Parent or any of its subsidiaries).

  (f) Seller has made available to TH USA and THEH complete and correct copies of the memorandum of association and articles of association (or similar instruments), as amended to date, of Seller and each of the Companies and Subsidiaries, and has made available to TH USA and THEH the corporate minute books containing the records of meetings of the stockholders and boards of directors, the stock certificate books and the stock record books of the Companies and the Subsidiaries. The stock record books of the Companies and the Subsidiaries which Seller has made available to TH USA and THEH are complete and correct in all respects and accurately reflect the ownership of all of the outstanding shares of the Companies' and the Subsidiaries' respective capital stock and all other securities issued by any of the Companies or Subsidiaries. All material corporate actions taken by the Companies and the Subsidiaries since their respective organization and incorporation have been duly authorized and subsequently ratified as necessary. None of the Companies or the Subsidiaries is in default under or in violation of any provision of its memorandum of association or articles of association (or similar instruments).

  Section 3.2. Capitalization; Structure. (a) The authorized capital stock of Pepe USA consists of 100,000 Pepe USA Shares, of which 50,000 shares are issued and outstanding. The authorized capital stock of Pepe Far East consists of 10,000 Pepe Far East Shares, of which 1,000 shares are issued and outstanding. All of the outstanding shares of capital stock of the Companies are validly issued, fully paid and nonassessable and are owned beneficially and of record by Seller. All of the outstanding shares of capital stock or other equity interests of the Subsidiaries, as listed on Schedule 3.2(a), are validly issued, fully paid and nonassessable. Except as listed on Schedule 3.2(a), all of the outstanding shares of capital stock or other equity interests (i) of the Subsidiaries (other than Pepe International Limited) are owned by Pepe Far East, (ii) of Pepe International Limited are owned by TJ Clothing (H.K.) Limited, (iii) of TH Canada are owned by Tomcan and (iv) of Tomcan are owned by Lawvest, all in the amounts set forth on Schedule 3.2(a). Neither the Shares nor the shares of outstanding common stock or other equity interests of any Subsidiary have been issued in violation of, or are subject to, any preemptive rights. The shares of capital stock or other equity interests of the Subsidiaries and the Shares are owned in each case free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions. Immediately following the consummation of the Canada Purchase pursuant to the terms of the Canada Purchase Agreement, the Tomcan Shares will be owned directly or indirectly by Pepe USA and the shares of capital stock or other equity interests of TH Canada will be owned by Tomcan, in each case free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or restrictions. There are no outstanding options, warrants, subscriptions or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, any Company or, except as set forth on Schedule 3.2(a), any Subsidiary, or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any class of, or other equity interests in, any Company or any Subsidiary.

  (b) None of the Companies or Subsidiaries directly or indirectly owns or has the right to acquire any capital stock of or other equity interests, investment, partnership, joint venture or similar interest in any corporation, partnership or other entity or other Person except for (i) the ownership of the outstanding shares or other equity interests of the Subsidiaries, as set forth on Schedule 3.2(a) and (ii) the right of Pepe USA to purchase the Tomcan Shares pursuant to the Canada Purchase Agreement. Except for (i) obligations or liabilities incurred in connection with its incorporation or organization,
(ii) ownership of the equity interests of TH Canada and (iii) as set forth on the Tomcan Balance Sheet, Tomcan has not and will not have incurred, directly or indirectly, through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

  Section 3.3. Financial Statements. (a) Seller has previously furnished to TH USA true and complete copies of (i) the combined financial statements of Pepe USA and Pepe Far East and its subsidiaries, including combined balance sheets as of March 31, 1997 and March 31, 1996, combined statements of operations and retained earnings (accumulated deficit) and combined statements of cash flows for the fiscal-year periods ended March 31, 1997, March 31, 1996 and March 31, 1995 (such financial statements being audited and accompanied by the unqualified opinion of Price Waterhouse) and (ii) unaudited condensed combined financial statements for Pepe USA and Pepe Far East and its subsidiaries as of and for the nine-month period ended December 31, 1997 (the "Pepe Financial Statements"). The audited combined balance sheet as of March 31, 1997 is referred to in this Agreement as the "Pepe Balance Sheet." The Pepe Financial Statements (including, in each case, any notes thereto) present fairly in all material respects the combined financial position and results of operations and cash flows of Pepe USA and Pepe Far East and its subsidiaries for the respective periods or as of the respective dates set forth therein, in each case in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein or on Schedule 3.3(a) and except, in the case of the unaudited Pepe Financial Statements, for changes resulting from normal and recurring year-end adjustments). The Pepe Financial Statements have been prepared from and in accordance with the books and records of Pepe USA and Pepe Far East and its subsidiaries.

  (b) Seller has previously furnished to TH USA true and complete copies of the financial statements of (i) TH Canada, including balance sheets as of March 31, 1997, March 31, 1996 and March 31, 1995, the statements of income and retained earnings and statements of changes in financial position for the fiscal-year periods ended March 31, 1997, March 31, 1996 and March 31, 1995 and (ii) Tomcan, including a consolidated balance sheet as of December 31, 1997, and statements of income and retained earnings and statements of changes in financial position for the nine-month period ended December 31, 1997 (such financial statements as of and for the fiscal-year period ended March 31, 1997 and as of and for the nine-month period ended December 31, 1997 being audited and accompanied by the unqualified opinion of Price Waterhouse and such financial statements as of and for the fiscal-year periods ended March 31, 1996 and March 31, 1995 being audited and accompanied by the unqualified opinions of Ptack Schnarch Basevitz) (the "Canada Financial Statements" and together with the Pepe Financial Statements, the "Financial Statements"). The Canada Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein or on Schedule 3.3(b)). The audited condensed balance sheet of Tomcan as of December 31, 1997 is referred to in this Agreement as the "Tomcan Balance Sheet."

  Section 3.4. Properties; Leases. Except for Permitted Exceptions or as set forth on Schedule 3.4 hereto, at the Closing a Company or a Subsidiary will have good and marketable title to, or valid leasehold interests in, as the case may be, and hold free and clear of all Encumbrances, all of the properties and assets reflected in the Pepe Balance Sheet or acquired in the ordinary course of business since the date of the Pepe Balance Sheet (the "Assets") other than assets sold or fixtures transferred in the ordinary course of business consistent with past practice. Schedule 3.4 sets forth a list of all real property used in conducting the businesses of the Companies and the Subsidiaries (collectively, the "Real Property"). Seller has delivered to TH USA and THEH or otherwise made available, correct and complete copies of all leases, subleases and other material agreements or other material instruments relating to the Real Property to which any of the Companies or Subsidiaries is a party, all of which are identified on Schedule 3.4 hereto. There are no pending or, to Seller's knowledge, threatened condemnation proceedings relating to any of the Real Property. None of the real property improvements (including leasehold improvements), equipment and other assets owned or used by the Companies or the Subsidiaries is subject to any commitment or other arrangement for their sale or use by any Affiliate of any of the Companies or the Subsidiaries or by third parties.

  Section 3.5. Absence of Certain Changes. Except as set forth on Schedule 3.5 hereto and except as contemplated by this Agreement, since March 31, 1997, there has been no (a) change or development in, or effect on, the business or businesses of the Companies and the Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of the Companies and the Subsidiaries, taken as a whole (a "Company Material Adverse Effect") or (b) action taken by any Company or any Subsidiary which, if taken from the date hereof through the Closing, would violate Section 5.4(b) through
(m).

  Section 3.6. Litigation; Orders. Except as set forth on Schedule 3.6 hereto, there are no Actions pending or, to the knowledge of Seller, threatened or claims asserted against any Company or Subsidiary other than routine Actions in the ordinary course of business as to which the claims against the Companies and the Subsidiaries are less than $100,000 individually and $250,000 in the aggregate. Except as set forth on Schedule 3.6 hereto, there are no material judgments or material outstanding orders, injunctions, decrees, stipulations, settlement agreements, citations, investigations, fines or awards against or binding upon any Company or Subsidiary or any of their respective properties or businesses.

  Section 3.7. Licenses, Approvals, Other Authorizations, Consents, Reports, etc. (a) The Companies and the Subsidiaries possess or have been granted all material registrations, filings, applications, certifications, notices, consents, licenses, permits, approvals, certificates, franchises, orders, qualifications, authorizations and waivers ("Licenses") of any Governmental Authority necessary to entitle them to conduct their businesses in the manner in which they are presently being conducted.

  (b) Except (i) as set forth on Schedule 3.7(b) hereto, (ii) for the pre-merger notification requirements of the HSR Act and any necessary approvals or filings under the Competition Act (Canada) or the Investment Canada Act and
(iii) those the failure to make, file, give or obtain which would not have a Company Material Adverse Effect or prevent the consummation of the Stock Purchases and the other transactions contemplated hereby, there are no Licenses required to be made, filed, given or obtained by Seller, or any of the Companies or Subsidiaries with, to or from any Governmental Authority in connection with the consummation of the Stock Purchases, the Canada Purchase and the other transactions contemplated under this Agreement or any of the Ancillary Agreements.

  Section 3.8. Labor Matters. Schedule 3.8 hereto sets forth all collective bargaining or other agreements with labor unions, trade unions, employee representatives, work committees, guilds or associations representing employees of any of the Companies or Subsidiaries. As of the date hereof, none of the Companies or Subsidiaries is involved in or, to Seller's knowledge, threatened with any labor dispute, arbitration, lawsuit, grievance or administrative proceeding (other than immaterial grievances), relating to labor matters involving any current or former employee of any Company or Subsidiary. Except as set forth on Schedule 3.8, as of the date hereof, no union or association organizing or election activities involving any nonunion employees of any Company or Subsidiary are in progress or, to the knowledge of Seller, have been threatened since April 1, 1995.

  Section 3.9. Compliance with Laws. Except as may be disclosed in Schedule 3.9, the conduct of the businesses of the Companies and Subsidiaries is in and has been in compliance in all material respects with all material statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Except as set forth on Schedule 3.9, neither Seller nor any Company or Subsidiary has received written notice of any alleged violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any Governmental Authority applicable to any of the Companies or Subsidiaries or to their properties which has not been satisfactorily addressed and which give rise to material fines or other civil penalties or to any criminal liabilities. In furtherance and not in limitation of the foregoing, neither Seller nor any Company or Subsidiary has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item of property, however characterized, to any government official or other governmental party, in the United States or any other country, which is in any manner related to the businesses or operations of the Companies or the Subsidiaries and which was illegal under any statutes, laws, regulations, ordinances, rules, judgments, orders or decrees of any Governmental Authority (including, without limitation, the U.S. Foreign Corrupt Practices Act).

  Section 3.10. Insurance. Each of the Companies and Subsidiaries is covered by valid and currently effective insurance policies issued in its favor that are customary in scope and amount of coverage for privately-owned companies of similar size and financial condition in the industry and locale in which it operates. Schedule 3.10 lists all insurance policies which are in effect covering any of the Companies, the Subsidiaries or their employees, or the Real Property and such Schedule lists each of the parties to such policies. Except as set forth on Schedule 3.10, all such policies are in full force and effect, all premiums due thereon have been paid and the Companies and the Subsidiaries have complied with the provisions of such policies in all material respects.

  Section 3.11. Material Contracts. Except as set forth on Schedule 3.11 hereto, neither any Company nor any Subsidiary is a party to or bound by any written or oral (a) employment, consulting or non-competition agreement or contract requiring payments of compensation to any one Person in excess of $75,000 per year or aggregate payments of compensation to any one Person in excess of $150,000; (b) joint venture or partnership contract or agreement;
(c) contract or agreement restricting the right of any of the Companies or the Subsidiaries to compete in any way with any other Person; (d) other than trade payables in the ordinary course of business, agreement or contract creating, evidencing or securing, as of the date hereof, obligations of any of the Companies or the Subsidiaries for (i) borrowed money, (ii) purchase money indebtedness, (iii) any guarantee or assumption of an obligation for borrowed money or purchase money indebtedness or other obligations of reimbursement of any maker of a letter of credit or any guaranty of minimum equity or capital or any make-whole or similar agreement, (iv) any loan or extension of credit by any Company or Subsidiary or (v) bankers acceptance; (e) agreement or contract relating to any outstanding commitment for capital expenditures in excess of the amount set forth on the capital budget provided to Parent prior to the date hereof; (f) licenses, whether as licensor or licensee, of any Intellectual Property; (g) any material lease as lessee or lessor of real or personal property; (h) capitalized lease or sale-leaseback or material conditional sale agreement; (i) distributorship or franchise agreement; (j) material raw material or other supply agreements or any exclusive dealing, requirements or take-or-pay contracts; (k) other than as identified in Section 3.12, any brokerage or finders fee agreements; or (l) other contract or agreement, entered into other than in the ordinary course of business, involving an estimated total future payment or payments in excess of $100,000. Each contract or agreement set forth on Schedule 3.11 hereto is in full force and effect, and, to Seller's knowledge, is legal, valid and binding and enforceable against each other Person party thereto. Neither any of the Companies or Subsidiaries, nor, to Seller's knowledge, any other party to any such contract or agreement, is in material breach thereof or default thereunder and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by any Company or Subsidiary or, to Seller's knowledge, by any other party to any such contract or agreement, except for such breaches, defaults and events as to which requisite waivers or consents have been or prior to the Closing will have been obtained. Seller has made available to TH USA and THEH true and correct copies of each of such written agreements and contracts or provided written summaries of any such oral agreements and contracts.

  Section 3.12. Brokers, Finders, etc. No Seller Affiliate has employed, or is subject to any valid claim of, any broker, finder, or other similar intermediary in connection with the transactions contemplated by this

Agreement or the Ancillary Agreements who might be entitled to a fee or commission in connection with such transactions, other than pursuant to an engagement letter with each of Allen & Company Incorporated and Smith Barney Canada, true and correct copies of which Seller has previously provided to TH USA and THEH, the fees and expenses of which will be payable by Pepe USA and TH Canada, respectively.

  Section 3.13. Affiliate Transactions. Except as disclosed in the notes to the Financial Statements or as set forth on Schedule 3.13 hereto, (a) no Continuing Affiliate or any officer, director or employee of any Continuing Affiliate provides or causes to be provided to any of the Companies or the Subsidiaries any assets, loans, advances, services or facilities and (b) none of the Companies or Subsidiaries provides or causes to be provided to any such officer, director or employee or Continuing Affiliate any assets, loans, advances, services or facilities. Except as set forth on Schedule 3.13 hereto, none of the Companies or the Subsidiaries, jointly with any Continuing Affiliate, purchases or sells goods or services.

  Section 3.14. Environmental Compliance. (a) For purposes of this Section 3.14, (i) "Hazardous Substance" means any pollutant, contaminant, hazardous or toxic substance or waste, solid waste, petroleum, petroleum product, by-product or breakdown product, or any other chemical, substance or material listed or identified in or regulated by or under any Environmental Law; (ii) "Environmental Law" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq., the Clean Water Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 42 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. (S) 11001 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., the Oil Pollution Act, 33 U.S.C. (S) 2701 et seq., in each case as amended from time to time, and any other statute, rule, regulation, law, by-law, ordinance or directive of any Governmental Authority dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety; and (iii) "RCRA Hazardous Waste" means a solid waste that is listed or classified as a hazardous waste, as that term is defined in or pursuant to the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.

  (b) Except as set forth on Schedule 3.14, there are no claims pending or, to the knowledge of Seller, threatened, and none of Seller, the Companies or Subsidiaries has received any written notice, alleging, warning or notifying any Company or Subsidiary that any Company or Subsidiary is, has been or may be in violation of, or non-compliance with, in any material respect, any Environmental Law.

  (c) Except as set forth on Schedule 3.14, to the knowledge of Seller, no Hazardous Substances have ever been buried, spilled, leaked, discharged, emitted, generated, stored, used or released, and no Hazardous Substances are now present in amounts, concentrations or conditions requiring investigation, study, removal, remediation or any other response action or corrective action under, or forms the basis of a claim pursuant to, any Environmental Law, in, on, from or under the Real Property or any other property with respect to which any Company or Subsidiary may be identified as a potentially responsible party or otherwise bear liability, except for immaterial quantities stored or used by any Company or Subsidiary in the ordinary course of its business and in accordance, in all material respects, with all applicable Environmental Laws.

  (d) Except as set forth on Schedule 3.14, the Real Property is not being used and, to the knowledge of Seller, never has been used in connection with the business of manufacturing, storing or transporting Hazardous Substances, and, to the knowledge of Seller, no RCRA Hazardous Wastes have been treated, stored or disposed of there.

  (e) Except as set forth on Schedule 3.14, to Seller's knowledge, there are not now and never have been any underground or above ground storage tanks or other containment facilities of any kind on the Real Property which contain or contained any Hazardous Substances.

  (f) Except as set forth on Schedule 3.14, none of the Real Property is or has been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state, local or foreign list, schedule, log, inventory or database of sites or facilities with potential, threatened, suspected or actual releases of Hazardous Substances.

  (g) Schedule 3.14 identifies, and Seller has provided to TH USA and THEH true and correct copies of, all environmental audits or assessments relating in whole or in part to any of the Companies or the Subsidiaries undertaken by or on behalf of any of the Seller Affiliates, or, to Seller's knowledge, by Governmental Authorities or other third parties, and any written communications by the Companies or the Subsidiaries or, to Seller's knowledge, relating in whole or in part to any of the Companies or the Subsidiaries with environmental agencies, within the past six years which describe the status of any Real Property or the compliance of the owners or lessees thereof with respect to any Environmental Law.

  (h) Except as set forth on Schedule 3.14, no Seller Affiliate has received any written notice from any Governmental Authority or other third party that any of the Companies or Subsidiaries or any of their predecessors is or may be a potentially responsible party or may otherwise bear liability for any actual or threatened release of Hazardous Substances at or from any site or facility other than the Real Property.

  Section 3.15. Undisclosed Liabilities. Except (a) as disclosed in Schedule
3.15 hereto, (b) obligations to consummate the Canada Purchase pursuant to the Canada Purchase Agreement, (c) as and to the extent disclosed or reserved against on the Pepe Balance Sheet or identified in the notes thereto, (d) as and to the extent disclosed on the face of the Pepe Year-End Balance Sheet or identified in the notes thereto, (e) as incurred after the date of the Pepe Balance Sheet in the ordinary course of business consistent with prior practice and not prohibited by this Agreement or (f) liabilities or obligations relating to Actions, contracts, agreements or environmental matters disclosed on or not required to be disclosed on Schedules 3.6, 3.11 or 3.14, respectively, the Companies and Subsidiaries do not have any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

  Section 3.16. Proxy Statement. The information supplied by Seller, the Companies or the Subsidiaries for inclusion in the Proxy Statement (as defined in Section 5.12) to be sent to the stockholders of Parent in connection with the meeting of the stockholders of Parent to consider this Agreement (the "Parent Stockholders Meeting"), will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, at the time of the Parent Stockholders Meeting or on the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Closing Date any event relating to Seller or any of the Companies or Subsidiaries or any of their respective Affiliates, officers or directors should be discovered by Seller, any of the Companies or any of the Subsidiaries which should be set forth in an amendment or supplement to the Proxy Statement, Seller shall promptly inform Parent.

  Section 3.17. Acquisition of Shares for Investment. Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of Seller's acquisition of the Purchase Price Shares and has been provided access to personnel and books of Parent and its subsidiaries for purposes of making its evaluation. Seller is acquiring the Purchase Price Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Purchase Price Shares. Seller agrees that the Purchase Price Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

                                  ARTICLE IV

                   Representations and Warranties of Parent

  Parent hereby represents and warrants to Seller as follows:

  Section 4.1. Incorporation; Authorization; etc. (a) Parent has been duly incorporated and is validly existing as a company limited by shares in good standing under the laws of the British Virgin Islands. Each of TH USA and THEH has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Parent has full corporate power and authority to own its property and to conduct its business as it is now being conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the conduct of its business or ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on Parent and its subsidiaries, taken as a whole. Parent and each subsidiary of Parent which is a party to this Agreement or any of the Ancillary Agreements has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which Parent or such subsidiary is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Each of (i) the execution and delivery of this Agreement and each of the Ancillary Agreements to which Parent or any of its subsidiaries is a party, and the performance by Parent or such subsidiaries of their respective obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby by Parent or such subsidiaries and (ii) an amendment to the memorandum of association of Parent to increase the number of authorized Parent Shares to 75,000,000 (the "Memorandum Amendment") have been duly authorized by the Board of Directors of Parent and each such subsidiary, as applicable, and no other corporate proceedings on the part of Parent or its subsidiaries or their respective Boards of Directors or stockholders are necessary therefor, other than the approval of this Agreement by a majority of the votes cast at the Parent Stockholders Meeting. The Board of Directors of Parent has directed that this Agreement be submitted to Parent's stockholders for approval at the Parent Stockholders Meeting and has recommended that Parent's stockholders approve this Agreement.

  (b) The execution, delivery and performance by Parent and its subsidiaries of this Agreement and each of the Ancillary Agreements to which Parent or any such subsidiary is a party will not (i) (assuming the stockholder approval set forth in Section 4.1(a) is obtained and the Memorandum Amendment has become effective) violate or conflict with any provision of the memorandum of association or articles of association (or similar instruments) of Parent or such subsidiaries, (ii) except as set forth on Schedule 4.1(b), conflict with, violate or constitute a default under any provision of, or be an event that is (or with the giving of notice or passage of time or both will result in) a violation of or default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation or right under, or result in the imposition of any lien upon or the creation of a security interest in any of the Purchase Price Shares or any of the assets or properties of Parent or its subsidiaries pursuant to, or require a consent or create a penalty or increase Parent's or any of its subsidiary's payment or performance obligations under, any material mortgage, lien, lease, instrument, order, arbitration award, judgment or decree, or any material contract, agreement, license or permit, to which Parent or any of its subsidiaries is a party or by which any of them or any of their property is bound, or (iii) assuming that all consents, approvals, authorizations and other actions described in Section 4.3 have been obtained and all filings and obligations set forth in Section 4.3 have been made, violate or conflict with in any material respect, or result in the imposition of any material lien (other than liens arising from any actions taken or arrangements made by any Seller Affiliate) upon any of the Purchase Price Shares, or any of the assets or properties of Parent or any of its subsidiaries pursuant to, any provision of law, regulation, rule, writ, injunction, decree, statute, order, judgment or ruling of any Governmental Authority or any other material restriction of any kind or character to which Parent or any of its subsidiaries is or may be subject or by which any of them or any of their property is or may be bound. This Agreement and the Lock-Up Agreement have been, and, as of the Closing, the Registration Rights Agreement and the Amended European License Agreement will be, duly executed and delivered by Parent and each of its subsidiaries parties to such agreements and, assuming the due execution hereof and thereof by Seller and the subsidiaries of Seller parties to such agreements, this Agreement and the Lock-Up Agreement constitute, and as of the Closing the Registration Rights Agreement and the Amended European License Agreement will constitute, the legal, valid and binding obligations of Parent and such subsidiaries enforceable against such parties in accordance with their respective terms except, in each case, as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

  (c) Upon consummation of the Stock Purchases at the Closing, as contemplated by this Agreement, Parent will deliver to TH USA and TH USA will deliver to Seller good and valid title to the Purchase Price Shares free and clear of any liens, claims, charges, security interests, options or other legal or equitable encumbrances or other rights of third parties (except those imposed by the federal securities laws or any action taken or arrangement made by any Continuing Affiliate).

  Section 4.2. Capitalization. (a) As of January 30, 1998, the authorized capital stock of Parent consisted of (i) 50,000,000 Ordinary Shares, $.01 par value per share ("Parent Shares"), of which: 37,436,929 shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable, no shares were held in treasury, 2,769,410 shares were reserved for future issuance upon exercise of outstanding options to purchase Parent Shares under the TH Incentive Plans, and an additional 775,085 shares were reserved for issuance under the TH Incentive Plans; and (ii) 5,000,000 Preference Shares, $.01 par value per share, of which no shares were issued and outstanding.

  (b) Except (i) as set forth on Schedule 4.2(b) or in the Parent SEC Reports,
(ii) as contemplated by this Agreement and (iii) for stock options issued pursuant to the TH Incentive Plans, there are no outstanding options, warrants, subscriptions or other rights of any kind to acquire, or obligations to issue, shares of capital stock of any class of, or other equity interests in, Parent or any securities convertible into or exchangeable or exercisable for any shares of capital stock of any class of, or other equity interests in, Parent. The Purchase Price Shares, when issued as contemplated herein, will be duly authorized, validly issued, fully paid and nonassessable, and will not have been issued in violation of, or be subject to, any preemptive rights.

  Section 4.3. Other Authorizations, Consents, Reports, etc. Except (a) as set forth on Schedule 4.3 hereto, (b) for applicable requirements, if any, of the Securities Act, the Exchange Act, the Blue Sky Laws, the pre-merger notification requirements of the HSR Act, any necessary approvals or filings under the Competition Act (Canada) or the Investment Canada Act, the filing of an amendment to Parent's Memorandum of Association evidencing the Memorandum Amendment and the listing requirements of the NYSE and (c) those the failure to make, file, give or obtain which would not have a material adverse effect on Parent and its subsidiaries taken as a whole or prevent the consummation of the Stock Purchases and the other transactions contemplated hereby, there are no Licenses required to be made, filed, given or obtained by Parent with, to or from any Governmental Authority in connection with the consummation of the Stock Purchases and the transactions contemplated under this Agreement or any of the Ancillary Agreements.

  Section 4.4. Brokers, Finders, etc. Except for the services of Morgan Stanley & Co. Incorporated and Wasserstein Perella & Co., Inc., Parent has not employed, nor is Parent subject to any valid claim of, any broker, finder, or other similar intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. No Continuing Affiliate has or will have any obligations to Morgan Stanley & Co. Incorporated and Wasserstein Perella & Co., Inc. with respect to the transactions contemplated by this Agreement or the Ancillary Agreements.

  Section 4.5. Acquisition of Shares for Investment. Each of TH USA and THEH has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Shares and has been provided access to personnel and books of the Companies and the Subsidiaries for purposes of making its evaluation. Each of TH USA and THEH is acquiring the Shares for investment and not with a view toward or for sale in connection with any distribution thereof, or with any present intention of distributing or selling the Shares. Each of TH USA and THEH agrees that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from such registration available under the Securities Act.

  Section 4.6. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports, statements and other documents required to be filed by it with the SEC since March 31, 1996 (such forms, reports, statements and other documents are hereinafter referred to as the "Parent SEC Reports"). Except as disclosed in Schedule 4.6 hereto, the Parent SEC Reports (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

  (b) The consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.

  Section 4.7. Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement to be sent to the stockholders of Parent in connection with the Parent Stockholders Meeting, will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of Parent, at the time of the Parent Stockholders Meeting or on the Closing Date, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Seller which is contained or incorporated by reference in the Proxy Statement or any amendment or supplement thereto.

                                   ARTICLE V

                        Covenants of Seller and Parent

  Section 5.1. Investigation of Business; Access to Properties and
Records. (a) Prior to the Closing Date, Seller shall and shall cause the Companies and the Subsidiaries to, and Parent shall, afford to representatives of the other party full access to their respective personnel, offices, plants, properties, books and records during normal business hours, in order that Seller and Parent may have full opportunity to make such investigations as such party desires of the affairs and assets of Parent, on the one hand, or the Companies and Subsidiaries on the other hand; provided, however, that such investigation by Seller and Parent shall not unreasonably disrupt the personnel and operations of Parent, on the one hand, or the Companies or Subsidiaries, on the other hand.

  (b) At the Closing or as soon thereafter as practicable, Seller will deliver or cause to be delivered to TH USA and THEH all corporate records of the Companies and Subsidiaries, and all other original (or copies thereof, if originals are not immediately available) agreements, documents, books and records relating to the businesses of the Companies and the Subsidiaries.

  (c) Except as required by law and except to the extent such information becomes publicly available other than as a result of any action taken by any Continuing Affiliate, from and after the Closing Date, the Continuing Affiliates shall maintain the confidentiality of non-public information with respect to the Companies and Subsidiaries. In the event that any of the Continuing Affiliates after the Closing Date is requested, or becomes required by law, to disclose any confidential information relating to the Companies and the Subsidiaries, Seller will provide Parent with prompt notice thereof (before such information is disclosed if practicable) so that Parent may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 5.1(c).

  Section 5.2. Efforts; Obtaining Consents. (a) Subject to the terms and conditions herein provided, each of Seller and Parent agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using its reasonable efforts (i) to obtain all waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other contracts necessary for the consummation of the transactions contemplated hereby including, without limitation, the credit agreements listed on Schedule 5.2 hereto, (ii) to make all filings with, and to obtain all consents, approvals and authorizations that are required to be obtained from, Governmental Authorities, including without limitation the filing by or on behalf of Parent with the Registrar of Companies of the British Virgin Islands of a notice of amendment to the Memorandum of Association of Parent to reflect the Memorandum Amendment, (iii) to lift or rescind any injunction, restraining order, decree or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, (iv) to effect all necessary registrations and filings and submissions of information requested by Governmental Authorities, and (v) to fulfill all conditions to this Agreement. Each of Seller and Parent shall use all reasonable efforts to prevent the entry, enactment or promulgation of any threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby.

  (b) Seller and Parent shall promptly file or cause to be filed with the Antitrust Division of the United States Department of Justice and the Federal Trade Commission pursuant to the HSR Act all requisite documents and notifications in connection with the transactions contemplated by this Agreement. Parent shall pay the filing fee incurred in connection with such filings under the HSR Act. Each party hereto shall promptly inform the other of any material communication from the Federal Trade Commission, the Department of Justice or any other Governmental Authority regarding any of the transactions contemplated hereby. If either Parent or Seller or any Affiliate thereof receives a request for additional information or documentary material from any such government or Governmental Authority with respect to the transactions contemplated hereby, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. Each of Parent and Seller will advise the other promptly in respect of any understandings, undertakings or agreements (oral or written) which it proposes to make or enter into with the Federal Trade Commission, the Department of Justice or any other Governmental Authority in connection with the transactions contemplated hereby.

  Section 5.3. Further Assurances. Seller, Parent, TH USA and THEH agree that, from time to time, whether before, at or after the Closing Date, each of them will take such other action (including, on the part of Seller, using its best efforts to cause the Continuing Affiliates to take such action and, on the part of Parent, using its best efforts to cause its subsidiaries to take such action) as may be necessary to carry out the purposes and intents of this Agreement and the Ancillary Agreements including, without limitation, Parent and TH USA taking such actions as may be necessary to enable TH USA to deliver to Seller the Purchase Price Shares.

  Section 5.4. Conduct of Business by Seller. From the date hereof through the Closing, except as disclosed on Schedule 5.4 hereto or otherwise provided for in this Agreement, and, except as consented to or approved by Parent in writing, Seller covenants and agrees that:

  (a) each of the Companies and the Subsidiaries shall operate its business in the ordinary and usual course in accordance with past practices;

  (b) neither any Company nor any Subsidiary shall issue, sell or agree to issue or sell (i) any shares of its capital stock, or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or make any change in its issued and outstanding capital stock or redeem, purchase or otherwise acquire any of its capital stock;

  (c) neither any Company nor any Subsidiary shall (i) increase in any manner the compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its directors, officers or other employees other than increases in compensation in the ordinary course of business and consistent with past practice and which are not material in the aggregate; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit to any director, officer or employee, whether past or present, other than as required by applicable law, contracts or plan documents in effect on the date of this Agreement; (iii) enter into any new employment, severance, consulting, or other compensation agreement with any director, officer or employee or other person other than in connection with any new hires or promotions in the ordinary course and consistent with past practice; or (iv) commit itself to any additional pension, profit-sharing, deferred compensation, group insurance, severance pay, retirement or other employee benefit plan, fund or similar arrangement or adopt or amend or commit itself to adopt or amend any of such plans, funds or similar arrangements in existence on the date hereof;

  (d) neither any Company nor any Subsidiary shall (i) amend its memorandum or articles of association (or similar instruments), (ii) declare any dividend or make any distribution with respect to its capital stock, (iii) assume, incur or guarantee any obligation for borrowed money other than trade payables in the ordinary course of business consistent with past practice, (iv) cancel or compromise, except for compromises of current or former short-term trade receivables or other current assets in the ordinary course of business consistent with past practice, any debts owed to it, or (v) waive or release any rights of material value;

  (e) neither any Company nor any Subsidiary shall (i) sell, transfer, lease or otherwise dispose of any of its assets other than inventory, accounts receivable or fixtures in the ordinary course of business consistent with prior practice, (ii) create or permit to exist any new security interest, lien or encumbrance on any of its properties or assets, other than Permitted Exceptions, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) make any investment in or purchase any securities of any Person other than in connection with (A) the cash management activities of the Companies and the Subsidiaries in the ordinary course of business consistent with past practice or (B) the formation of a wholly owned subsidiary or (v) purchase any assets of any Person other than in the ordinary course of business consistent with past practice;

  (f) neither any Company nor any Subsidiary shall permit a change in its methods of maintaining its books, accounts or business records or, except as required by GAAP (in which event prior notice shall be given to Parent), change any of its accounting principles or the methods by which such principles are applied for tax or financial reporting purposes;

  (g) the Companies and the Subsidiaries together shall incur capital expenditures only in the ordinary course of business consistent with prior practice and not in excess of the capital budget provided to Parent prior to the date hereof;

  (h) neither any of the Companies nor any of the Subsidiaries shall (i) enter into or terminate any material lease, contract or agreement, or make any change in any of their material leases, contracts and agreements, (ii) enter into any transaction with any Continuing Affiliate or any director, officer or shareholder of any Continuing Affiliate other than as contemplated by Sections
5.11 and 5.16, (iii) reclassify any assets or liabilities, or (iv) do any other act that (A) would cause any representation or warranty of Seller in this Agreement to be or become untrue in any material respect or (B) could reasonably be expected to have a Company Material Adverse Effect;

  (i) the Companies and Subsidiaries will comply in all material respects with all material laws and regulations applicable to them;

  (j) the Canada Purchase Agreement and the Bentley Trust Guarantee shall not be amended nor shall any obligations of the parties thereunder be waived;

  (k) neither any of the Companies nor any of the Subsidiaries will make any payment of interest on or principal of any intercompany indebtedness to any Continuing Affiliate, other than payment of accrued interest on the Retained Note;

  (l) neither any of the Companies nor any of the Subsidiaries shall make any election with respect to Taxes, consent to any waiver or extension of time to assess or collect any Taxes without the consent of Parent (which consent shall not be unreasonably withheld) or file any Return other than a Return filed in the ordinary course of business and prepared in a manner consistent with past practice; and

  (m) neither any of the Companies nor any of the Subsidiaries shall agree to take any action prohibited by this Section 5.4.

  Section 5.5. Conduct of Business by Parent. From the date hereof through the Closing, except as otherwise contemplated in this Agreement and except as consented to or approved by Seller in writing, Parent covenants and agrees that it shall not (a) except for issuances of Parent Shares upon exercise of outstanding stock options under the TH Incentive Plans and grants of stock options pursuant to the TH Incentive Plans, issue, sell or agree to issue or sell (i) any shares of its capital stock or (ii) any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its capital stock or make any change in its issued and outstanding capital stock or redeem, purchase or otherwise acquire any of its capital stock; (b) except pursuant to the Memorandum Amendment, amend its memorandum or articles of association; (c) declare any dividend or make any distribution with respect to its capital stock; or (d) purchase any Parent Shares other than in open market transactions.

  Section 5.6. Preservation of Business. From the date hereof until the Closing, subject to the terms and conditions of this Agreement, Seller and Parent shall, and shall cause each of their respective subsidiaries to, use all reasonable efforts to preserve the business of the Companies and Subsidiaries intact, to preserve the good will of customers, suppliers, employees and others having business relations with the Companies and Subsidiaries, to retain its key employees, and to maintain insurance in full force and effect.

  Section 5.7. Non-Solicitation. Except with respect to the Canada Purchase or as otherwise contemplated in this Agreement, the Continuing Affiliates shall not, and shall not permit the Companies or Subsidiaries to, directly or indirectly, (a) solicit any inquiries or proposals for, or enter into or continue or resume any discussions with respect to or enter into any negotiations or agreements relating to the sale or exchange of any Shares, any shares of capital stock of any Subsidiary or all, or a substantial part, of the assets of any of the Companies or Subsidiaries or (b) furnish or cause to be furnished any non-public information concerning the business and operations of the Companies or Subsidiaries to any Person (other than to or at the request of Parent and its representatives) other than in the ordinary course of business consistent with past practice.

  Section 5.8. Notice of Developments. Each party shall promptly notify the other party in writing of any events, facts and occurrences which would result in any breach of any representation or warranty or breach of any covenant by such party contained in this Agreement.

  Section 5.9. License Agreements. (a) At the Closing, Parent shall cause Tommy Hilfiger Licensing, Inc. to, and Seller shall and shall cause TH Europe to, execute and deliver the Amended European License Agreement.

  (b) Effective as of the consummation of the Stock Purchases and the execution and delivery of the Amended European License Agreement, Seller shall and shall cause T.H. International N.V. to, and Parent shall cause Tommy Hilfiger Licensing, Inc. to, cancel the International License Agreement and any sublicenses thereunder.

  Section 5.10. Financial Statements. Prior to the Closing, Seller shall deliver to Parent promptly after they are prepared such monthly or other financial statements or financial reports of the Companies and the Subsidiaries as are prepared by or relating to the Companies, the Subsidiaries and the Canadian Subsidiaries in the ordinary course of business and such other financial information as Parent may reasonably request, promptly after such request. Seller shall use its reasonable efforts to have Price Waterhouse's and Ptack Schnarch Basevitz's consent to Parent's use of and reliance on the Financial Statements and such other financial statements of the Companies, the Subsidiaries and the Canadian Subsidiaries as may be required in connection with filings under the federal securities laws.

  Section 5.11. Intercompany Accounts; Indebtedness. Except for the Retained Note and the Blackwatch Note, all intercompany and intracompany payables and receivables (other than payables and receivables for goods and services, including buying office commissions, in the ordinary course) and loans between the Companies and the Subsidiaries, on the one hand, and the Continuing Affiliates, on the other hand, shall be eliminated, released or forgiven, without the transfer of any cash and without the need for any further documentation, by dividends or capital contributions, as appropriate, immediately prior to the Closing. The note outstanding from AIHL to Tommy Hilfiger Licensing, Inc. dated August 28, 1995 in the face amount of $5 million shall be cancelled as of the Closing without the transfer of any cash and without the need for any further documentation.

  Section 5.12. Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, Parent shall prepare and file with the SEC (with appropriate requests for confidential treatment) under the Exchange Act a proxy statement and a form of proxy (such proxy statement, together with any amendments thereof or supplements thereto, in the form delivered to the stockholders of Parent, the "Proxy Statement") relating to Parent Stockholders Meeting and the vote of the stockholders of Parent with respect to this Agreement and the transactions contemplated hereby. Parent will cause the Proxy Statement to comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts to cause the Proxy Statement to be cleared with the SEC as promptly as reasonably practicable thereafter, and shall take any and all actions required under any applicable federal or state securities or Blue Sky Laws in connection with the issuance of the Purchase Price Shares. Parent shall provide Seller an opportunity to review and comment upon the Proxy Statement prior to any filing with the SEC. Seller shall use all reasonable efforts to cooperate with Parent in connection with the preparation and clearance of the Proxy Statement. Without limiting the generality of the foregoing, Parent and Seller shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement. To the extent required to comply with the federal securities laws, upon notification by Seller to Parent pursuant to the preceding sentence and prior to the Parent Stockholders Meeting, Parent shall use all reasonable efforts to prepare and file with the SEC an amendment or supplement to the Proxy Statement reflecting such event or circumstance.

  (b) The Proxy Statement shall include the recommendation of the Board of Directors of Parent in favor of this Agreement.

  Section 5.13. Stockholders Meeting. Parent shall cause the Parent Stockholders Meeting to be held as promptly as reasonably practicable and in accordance with applicable laws for the purpose of voting upon the approval of this Agreement. Parent shall use all reasonable efforts to hold such stockholders meeting as soon as reasonably practicable after the date on which the Proxy Statement is cleared by the SEC.

  Section 5.14. NYSE Listing. Parent shall promptly prepare and submit to the NYSE a supplemental listing application covering the Purchase Price Shares, and shall use all reasonable efforts to cause such shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the consummation of the Stock Purchases.

  Section 5.15. Financing. (a) Parent shall, and shall cause its subsidiaries to, use all reasonable efforts to obtain the financing for the Purchase Price Cash Amount and to enter into appropriate documentation with respect thereto.

  (b) Parent and Seller shall, and shall cause their respective subsidiaries to, cooperate with each other to arrange the financing for the Purchase Price Cash Amount and to provide such information as Parent's financing sources shall reasonably request or that Parent shall reasonably request in connection with such financing.

  Section 5.16. Blackwatch Note. Immediately prior to the transaction contemplated by the next sentence, Blackwatch shall deliver to Seller an interest-bearing demand note of Blackwatch to Seller in the principal amount of the Purchase Price (as defined in the Canada Purchase Agreement) (the "Blackwatch Note") in exchange for a demand note of Seller in the principal amount and with the interest rate of the Blackwatch Note (the "Seller Note"). Immediately prior to the Closing, Seller shall make a capital contribution to Pepe USA of the Blackwatch Note. Immediately after the Closing, Seller shall repay the Seller Note in full and Blackwatch shall repay the Blackwatch Note in full.

  Section 5.17. Resignation of Directors. At the Closing, Seller shall cause to be delivered to Parent duly signed resignations, effective as of the Closing, of all directors and officers of all of the Companies and Subsidiaries designated in writing by Parent to Seller at least five business days prior to the Closing Date, or shall take such other action as is necessary to ensure that such persons are not directors or officers of the Companies or Subsidiaries after the Closing.

                                  ARTICLE VI

                               Employee Benefits

  Section 6.1. Employee Benefit Plans. Seller hereby represents and warrants to Parent as follows:

  (a) Schedule 6.1(a) includes a complete list of all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee primarily employed in the United States or subject to the laws of the United States or any state or jurisdiction thereof or any beneficiary or dependent thereof, whether covering one person or more than one person, sponsored or maintained by any of the Companies or the Subsidiaries or to which any of the Companies or the Subsidiaries contribute or are obligated to contribute, other than solely by reason of being an ERISA Affiliate of another entity (collectively, "Company Employee Benefit Plans"). Without limiting the generality of the foregoing, the term "Company Employee Benefit Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA. Schedule 6.1(a) also includes a complete list of all employee benefit plans, programs, policies, retirement schemes, practices, and other arrangements for any employee or former employee (including arrangements for the payment to employees or their retirement or death or on the occurrence of any permanent or temporary disability) primarily employed in countries other than the United States or subject to the laws of countries other than the United States or any beneficiary or dependent thereof, whether covering one person or more than one person, sponsored or maintained by any of the Companies or the Subsidiaries or to which any of the Companies or the Subsidiaries contribute or are obligated to contribute (collectively, "Non-U.S. Company Employee Benefit Plans").

  (b) With respect to each Company Employee Benefit Plan and Non-U.S. Company Employee Benefit Plan, Seller has delivered or made available to Parent a true, correct and complete copy of (i) each writing constituting a part of such Company Employee Benefit Plan and Non-U.S. Company Employee Benefit Plan, including without limitation all plan documents, benefit schedules, participant agreements, trust agreements, and insurance contracts and other funding vehicles; (ii) the three most recent Annual Reports (Form 5500 Series where applicable) and accompanying schedules, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS or other relevant Taxing Authority, if any. Except as specifically provided in the foregoing documents delivered or made available to Parent, there are no amendments to any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan that have been adopted or approved nor has Seller or any Company or Subsidiary taken any formal steps to make any such amendments.

  (c) Schedule 6.1(a) identifies each Company Employee Benefit Plan that is intended to be a "qualified plan" satisfying the requirements of Section 401(a) of the Code (a "Company Pension Plan").

  (d) Except as otherwise set forth in Schedule 6.1(d) hereto, none of the execution and delivery of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby will (either alone or in conjunction with any related event, including without limitation, termination of employment) (i) result in any payment (including, without limitation, severance, unemployment compensation, an "excess parachute payment" (as defined in Section 280G of the Code) or otherwise) becoming due from the Companies or the Subsidiaries under any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan or any collective bargaining agreement, (ii) increase any compensation or benefits otherwise payable under any such Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan or collective bargaining agreement or (iii) accelerate any liability under any Company Employee Benefit Plan or Non-U.S. Company Employee Benefit Plan because of an acceleration of the time of payment or vesting of any rights or benefits to which employees may be entitled thereunder.

  Section 6.2. Company Employee Benefit Plans. Seller hereby represents and warrants to Parent as follows: (a) All Company Employee Benefit Plans which are "employee benefit plans," as defined in Section 3(3) of ERISA, are in compliance with and have been administered in all material respects in compliance with their terms and with all applicable requirements of law, including but not limited to the Code and ERISA, and all contributions required to be made to each such plan under the terms of such plan, ERISA or the Code for all periods of time prior to the Closing Date will by the Closing Date be timely made or paid in full or, to the extent not required to be made or paid to each such Plan on or before the Closing Date, have been fully reflected on the Pepe Balance Sheet or the balance sheets of the Companies and the Subsidiaries as of the Closing Date.

  (b) A favorable determination letter as to the qualification of each Company Pension Plan under Section 401(a) of the Code has been issued and remains in effect and the related trust has been determined to be exempt from taxation under Section 501(a) of the Code and any amendment made or event relating to such Company Pension Plan subsequent to the date of such determination letter has not adversely affected the qualified status of such Company Pension Plan. No issue concerning qualification of any Company Pension Plan is pending before or, to the best knowledge and belief of Seller, threatened by, the IRS. None of Seller, the Companies or the Subsidiaries or any other "disqualified person" (as defined in Section 4975 of the Code) or "party-in-interest" (as defined in Section 3(14) of ERISA) has engaged in any nonexempt "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), which could subject any Company Employee Benefit Plan (or its related trust), the Companies or the Subsidiaries or any officer, director or employee of the Companies or the Subsidiaries to tax or penalty imposed under
Section 4975 of the Code. The Companies and the Subsidiaries have not incurred, and do not reasonably expect to incur, any material liability to the Pension Benefit Guaranty Corporation (except for required premium payments and contributions, which payments and contributions have been made when due).

  (c) No Company Employee Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code (including any Multiemployer
Plan).

  (d) There does not now exist, nor do any circumstances exist that could result in, any Controlled Group Liability that would be a material liability of the Companies or the Subsidiaries following the Closing. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Employee Benefit Plans. For purposes of this
Section 6.2, "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

  (e) There are no pending or, to Seller's knowledge, threatened claims (other than claims for benefits in the ordinary course), lawsuits, audits, investigations or arbitrations which have been threatened, asserted or instituted against the Company Employee Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Employee Benefit Plans or the assets of any of the trusts under any of the Company Employee Benefit Plans which could reasonably be expected to result in any material liability of the Companies or the Subsidiaries to the

Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

  Section 6.3. Non-U.S. Company Employee Benefit Plans. Seller hereby represents and warrants to Parent as follows:

  (a) The Non-U.S. Company Employee Benefit Plans comply in all material respects with, and have been managed in accordance with, their terms and all applicable laws, regulations and requirements.

  (b) Where Non-U.S. Company Employee Benefit Plans are funded or insured, all contributions and other amounts due to or in respect of them or any state pension arrangements by the Companies and the Subsidiaries have been fully paid at Closing. Where such Non-U.S. Company Employee Benefit Plans are unfunded or underfunded, appropriate reserves are established therefor in the Financial Statements. The Companies and the Subsidiaries have not by any act or omission, direct or indirect, materially increased their liabilities or obligations to the Non-U.S. Company Employee Benefit Plans since the date of the last actuary's report described in Section 6.3(c) below.

  (c) Seller has given or made available to Parent the actuary's report on the latest actuarial valuation of each of the Non-U.S. Company Employee Benefit Plans or such other information which accurately describes the financial position of each of the Non-U.S. Company Employee Benefit Plans. Nothing has happened since the date of that information which would adversely affect the funding position of the Non-U.S. Company Employee Benefit Plans in a material way.

  (d) There is no material dispute about the entitlements or benefits payable under any of the Non-U.S. Company Employee Benefit Plans, no material claim by or against the managers or administrators of the Non-U.S. Company Employee Benefit Plans or any of the Companies or the Subsidiaries has been made or threatened, and there are no circumstances which would reasonably be expected to give rise to any such claim.

  Section 6.4. Administration. Seller and Parent shall each make their appropriate employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits affecting employees of the Companies and the Subsidiaries, including benefits to which such employees may become entitled after the Closing Date under any tax-qualified retirement plan maintained by the Continuing Affiliates.

  Section 6.5. Reportable Event. Seller represents and warrants that the consummation of the transactions contemplated hereby will not result in a reportable event within the meaning of Section 4043 of ERISA with respect to either (a) a Company Employee Benefit Plan, or (b) any other employee benefit plan sponsored by or maintained by Seller, the Companies, the Subsidiaries or any of their respective ERISA Affiliates to which Section 4043(b) of ERISA is applicable. Seller shall not give any notice of a reportable event pursuant to
Section 4043 of ERISA before the Closing.

                                  ARTICLE VII

                                  Tax Matters

  Section 7.1. Tax Returns of the Companies and the Subsidiaries. Seller represents and warrants to Parent that:

  (a) Except as set forth in Schedule 7.1(a) (i) all Income Tax Returns required to be filed for taxable periods ending on or prior to the Closing Date by the Companies or the Subsidiaries have been or will be timely filed and all Taxes shown to be due on such Income Tax Returns have been or will be paid and (ii) all other material Returns required to be filed before the Closing Date by the Companies or the Subsidiaries have been or will be timely filed and all Taxes shown as due on such Returns have been or will be paid.

  (b) Except as set forth on Schedule 7.1(b), (i) to the knowledge of Seller, no claim has been made by any authority in a jurisdiction where the Companies or the Subsidiaries do not file Returns that any of the Companies or the Subsidiaries are or may be subject to taxation by that jurisdiction; (ii) except for Taxes being contested in good faith and by appropriate proceedings and for which appropriate reserves are established on the Pepe Year-End Balance Sheet, all Taxes owed by any of the Companies and the Subsidiaries with respect to any taxable period (or portion thereof) ending on or prior to December 31, 1997 (whether or not shown on any Return) have (or by the Closing Date will have) been duly and timely paid; and (iii) all material Taxes required to be withheld from employee salaries, wages and other compensation and from royalty payments by or on behalf of each of the Companies and the Subsidiaries with respect to periods for which the statute of limitations has not expired have been withheld, and such withheld Taxes have been duly and timely paid to the proper Taxing Authorities.

  (c) Except as set forth on Schedule 7.1(c), no agreement or other document extending, or having the effect of extending, the period of assessment, payment or collection of any material Taxes for which any of the Companies or the Subsidiaries or any of their predecessors may be held liable and no power of attorney with respect to any such material Taxes have been executed or filed with the IRS or any other Taxing Authority.

  (d) Seller has provided to Parent copies of all federal, state and local Income Tax Returns that have been filed for all taxable periods for which the statute of limitations has not expired, examination reports, and statements of deficiencies assessed against or agreed to by any of the Companies or the Subsidiaries. Except as set forth on Schedule 7.1(d), (i) no lien exists with respect to any asset of any of the Companies or the Subsidiaries that arose in connection with any failure to pay Taxes (other than for Taxes not yet due and payable); (ii) there are no material Taxes for which any of the Companies or the Subsidiaries could be held liable which have been asserted in writing by any Taxing Authority to be due; and (iii) there are no pending audits, examinations, or investigations with respect to any material Taxes of any of the Companies or the Subsidiaries.

  (e) No consent or election has been made to have the provisions of Section 341(f) of the Code apply to any of the Companies or the Subsidiaries.

  (f) None of the Companies or the Subsidiaries is party to or bound by any closing agreement, gain recognition agreement, tax sharing, tax indemnity, tax allocation or similar agreement or arrangement.

  Section 7.2. Allocation of Certain Taxes. Each of Parent and Seller agrees that if any of the Companies are permitted but not required under applicable state or local Income Tax laws to treat the Closing Date as the last day of a taxable period, Parent and Seller shall treat such day as the last day of a taxable period.

  Section 7.3. Filing Responsibility. (a) Seller shall prepare and file or shall cause each of the Companies and the Subsidiaries to prepare and file all Returns with respect to each of the Companies and the Subsidiaries required to be filed (taking into account any extension of time within which to file) on or before the Closing Date. Seller shall prepare and file or shall cause to be filed any consolidated, combined, unitary or group relief system Returns (other than any consolidated, combined, unitary or group relief system Returns of an affiliated group (within the meaning of Section 1504(a) of the Code without regard to the limitations of Section 1504(b) of the Code) of which any of the Companies or the Subsidiaries is the common parent (each, a "Company Group")).

  (b) Parent, the Companies and the Subsidiaries shall file all other Returns with respect to the Companies and the Subsidiaries.

  (c) With respect to any state, local or foreign Income Tax Return for taxable periods beginning before the Closing Date and ending after the Closing Date, Parent shall cause each of the Companies and the Subsidiaries to consult with Seller concerning such Return. Each of the Companies and the Subsidiaries shall provide Seller a copy of its proposed Return to review and comment upon at least 30 days prior to the filing of such Return, and Seller may provide comments to each of the Companies and the Subsidiaries, which comments shall be delivered to each of the Companies and the Subsidiaries within 10 days of receiving such copies from each of the

Companies and the Subsidiaries. The Companies and the Subsidiaries shall make such revisions to such Tax Returns as are reasonably requested by Seller.

  Section 7.4. Refunds and Carrybacks. (a) Seller shall be entitled to any refunds or amounts credited against Taxes for which Seller is liable (except for refunds or credits accrued on the Pepe Year-End Balance Sheet) pursuant to
Section 7.6.

  (b) Parent, the Companies or the Subsidiaries, as the case may be, shall be entitled to all other refunds or credits of Taxes other than refunds or credits of consolidated, combined, unitary or group relief system Taxes for a Tax year in which the Companies or the Subsidiaries were included in a consolidated, combined, unitary or group relief system Return, unless such Return is a Return of a Company Group.

  (c) Parent shall cause each of the Companies and the Subsidiaries promptly to forward to Seller or to reimburse Seller for any refunds or credits due Seller (pursuant to the terms of this Article VII) after receipt thereof, and Seller shall promptly forward to Parent or reimburse Parent for any refunds or credits due Parent (pursuant to the terms of this Article VII) after receipt thereof.

  (d) Except (i) as required by a Determination, (ii) as otherwise required by applicable law, or (iii) in connection with a matter described in the second sentence of Section 7.5(d), none of Parent, the Companies nor the Subsidiaries will, after the Closing Date, amend any tax return relating to a period ending on or before the Closing Date without the prior written consent of Seller, which consent will not unreasonably be withheld.

  Section 7.5. Cooperation and Exchange of Information. (a) Seller shall prepare and submit to Parent no later than three months after the Closing Date, 1997 blank tax return workpaper packages for Tax Returns for which Parent has responsibility to prepare pursuant to Section 7.3. Parent shall and shall cause each of the Companies and the Subsidiaries to prepare completely and accurately and to submit to Seller within three months of receipt all information as Seller shall reasonably request in such tax return workpaper packages.

  (b) As soon as practicable, but in any event within 30 days after Seller's request, from and after the Closing Date, Parent shall provide Seller with such cooperation and shall deliver to Seller such information and data concerning the pre-Closing operations of each of the Companies and the Subsidiaries and make available such knowledgeable employees of the Companies and the Subsidiaries as Seller may reasonably request, including providing the information and data required by Seller's customary tax and accounting questionnaires, in order to enable Seller to complete and file all Returns which it may be required to file with respect to the operations and business of each of the Companies and the Subsidiaries through the Closing Date or to respond to audits by any Taxing Authorities with respect to such operations and to otherwise enable Seller to satisfy its internal accounting, tax and other legitimate requirements. Such cooperation and information shall include without limitation provision of powers of attorney for the purpose of signing Returns and defending audits and promptly forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to each of the Companies and the Subsidiaries, and providing copies of all relevant Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Parent, the Companies and the Subsidiaries may possess. Parent, the Companies and the Subsidiaries shall make their employees and facilities available on a mutually convenient basis to provide explanation of any documents or information provided hereunder.

  (c) Parent and Seller and their respective Affiliates shall cooperate in the preparation of all Returns relating in whole or in part to taxable periods ending on or before or including the Closing Date that are required to be filed after such date. Such cooperation shall include, but not be limited to, furnishing prior years' Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Returns, and furnishing such other information within such party's possession requested by the party filing such Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

  (d) Seller shall have the right, at its own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment which in any such case relates to Taxes for which Seller is liable pursuant to Section 7.6, with respect to each of the Companies and the Subsidiaries; provided, however, that no claim, contest or settlement shall be resolved by Seller if such claim, contest, or settlement could reasonably be expected to have a material adverse effect on such Companies or Subsidiaries after the Closing. Parent shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment; provided, however, any such resolution shall not have a material adverse effect on the Seller. Seller shall furnish Parent and each of the Companies and the Subsidiaries with its cooperation in a manner comparable to that described in Section 7.5(b) hereof to effect the purposes of this Section 7.5(d).

  Section 7.6. Tax Indemnification by Seller. Seller shall be liable for, and shall hold Parent and each of the Companies and the Subsidiaries and any successor corporations thereto or Affiliates thereof harmless from and against, on a Net After-Tax Basis, the following Taxes:

  (a) any and all Taxes imposed upon, or with respect to the income or operations of, any of the Companies or the Subsidiaries (i) with respect to any taxable period ending on or before December 31, 1997 and (ii) in the case of any taxable period beginning before and ending after December 31, 1997, allocable to the portion of such period beginning before and ending on December 31, 1997, in each case to the extent such Taxes are not reflected in the reserve for Tax liabilities (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Pepe Year-End Balance Sheet; and

  (b) any and all Taxes attributable to the operations of an entity (other than the Companies and the Subsidiaries or any of their predecessors) for which the Companies or the Subsidiaries may be held liable by virtue of a relationship to or affiliation with such entity under Treasury Regulation
Section 1.1502-6 (relating to several liability) or any comparable or similar provision providing for joint and/or several liability under state, local or foreign Tax Laws.

  Section 7.7. Tax Certification. On or before the Closing Date, Seller shall provide Parent a copy of a statement, dated not more than 30 days prior to the Closing Date, issued by Pepe USA, meeting the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3), substantially in the form of the sample certification set forth therein.

  Section 7.8. Definitions. For purposes of this Article VII, the following terms shall have the meanings ascribed to them below:

  (a) "Determination" means a determination as defined by Section 1313(a) of the Code.

  (b) "Income Tax Returns" means federal, state, local or foreign Returns relating to Income Taxes required to be filed with any Taxing Authority that include any of the Companies or the Subsidiaries.

  (c) "Income Taxes" means federal, state, local or foreign income, profits, capital gains, franchise taxes or other taxes measured by reference to income, profits, capital gains and all other taxes reported on any Returns, together with any interest, penalties, charges or fees imposed with respect thereto.

  (d) "IRS" means the United States Internal Revenue Service.

  (e) "Other Taxes" means all Taxes which are not Income Taxes.

  (f) "Returns" means returns, reports and forms required to be filed with any Taxing Authority.

  (g) "Tax Laws" means the Code, federal, state, county, local, or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

  (h) "Taxes" means all taxes (whether federal, state, local or foreign) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

  (i) "Taxing Authority" means any Governmental Authority including social security administration, domestic or foreign, having responsibility for or jurisdiction over the assessment, determination, collection, or other imposition of Tax.

                                 ARTICLE VIII

                  Conditions to Parent's, TH USA's and THEH's
                             Obligations to Close

  The respective obligations of Parent, TH USA and THEH to consummate the Stock Purchases shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

  Section 8.1. Representations, Warranties and Covenants of Seller. The representations and warranties of Seller contained in this Agreement shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for such inaccuracies or breaches as would not, individually or in the aggregate, have a Company Material Adverse Effect, and the covenants and agreements of Seller contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and Parent shall have received at the Closing a certificate to the effect of the foregoing dated the Closing Date and validly executed by the President or a Vice President of Seller.

  Section 8.2. Regulatory Approvals. (a) All applicable waiting periods under the HSR Act shall have expired or been terminated, (b) a notice of amendment to the Memorandum of Association of Parent to reflect the Memorandum Amendment shall have been filed by or on behalf of Parent with the Registrar of Companies of the British Virgin Islands and (c) any necessary approvals or filings under the Competition Act (Canada) or the Investment Canada Act shall have been obtained or made.

  Section 8.3. No Orders or Injunctions. No order or injunction shall have been issued by any Governmental Authority which prevents or prohibits the consummation of the Stock Purchases or any other transaction contemplated by this Agreement.

  Section 8.4. Opinions of Seller's Counsel. Parent shall have received at Closing opinions addressed to Parent and dated the Closing Date from counsel to Seller in form and substance reasonably satisfactory to Parent with respect to certain corporate matters in Sections 3.1 and 3.2.

  Section 8.5. Certain Agreements. The International License and any sublicenses thereunder shall have been cancelled, the Amended European License Agreement shall have been executed and delivered by TH Europe and Seller, the Non-Competition Agreement shall have been executed and delivered by the parties thereto other than Parent, and the Bentley Trust Guarantee and the AIHL Guarantee shall be in full force and effect.

  Section 8.6. Stockholder Approval. This Agreement shall have been approved by a majority of the votes cast at the Parent Stockholders Meeting.

  Section 8.7. Canada Purchase. All of the conditions to Pepe USA's and Lawvest's respective obligations to consummate the transactions contemplated by the Canada Purchase Agreement, other than the delivery by Lawvest of the Tomcan Shares and the delivery by Pepe USA of the Purchase Price (as defined in the Canada Purchase Agreement) pursuant to Article II thereof, shall have been satisfied, without any waiver thereof and Parent shall have received at the Closing a certificate to such effect dated the Closing Date and validly executed by the President, a Vice President or other senior officer of each of Lawvest and Seller.

  Section 8.8. NYSE Listing. The Purchase Price Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

  Section 8.9. Parent Financing. Parent and/or its subsidiaries shall have received the financing for the Purchase Price Cash Amount on terms and conditions reasonably satisfactory to Parent.

  Section 8.10. Consents. All consents or waivers of the parties to (i) the credit agreements set forth on Schedule 5.2 hereto shall have been obtained or such credit agreements shall have been renegotiated on terms reasonably satisfactory to Parent and (ii) the agreements listed on Schedule 3.1(d) reasonably requested by Parent shall have been obtained.

                                  ARTICLE IX

                  Conditions to Seller's Obligation to Close

  Seller's obligation to consummate the Stock Purchases shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions:

  Section 9.1. Representations, Warranties and Covenants of Parent. The representations and warranties of Parent contained in this Agreement shall be true and correct when made and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for such inaccuracies or breaches as would not, individually or in the aggregate, have a material adverse effect on Parent and its subsidiaries taken as a whole, and the covenants and agreements of Parent contained in this Agreement to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects, and Seller shall have received at the Closing a certificate to the effect of the foregoing dated the Closing Date and validly executed by the President, a Vice President or other senior officer of Parent.

  Section 9.2. Regulatory Approvals. (a) All applicable waiting periods under the HSR Act shall have expired or been terminated, (b) a notice of amendment to the Memorandum of Association of Parent to reflect the Memorandum Amendment shall have been filed by or on behalf of Parent with the Registrar of Companies of the British Virgin Islands and (c) any necessary approvals or filings under the Competition Act (Canada) or the Investment Canada Act shall have been obtained or made.

  Section 9.3. No Orders or Injunctions. No order or injunction shall have been issued by any Governmental Authority which prevents or prohibits the consummation of the Stock Purchases or any other transaction contemplated by this Agreement.

  Section 9.4. Opinions of Parent's Counsel. Seller shall have received at Closing opinions from counsel to Parent in form and substance reasonably satisfactory to Seller with respect to certain corporate matters in Sections
4.1 and 4.2.

  Section 9.5. Certain Agreements. Tommy Hilfiger Licensing, Inc. shall have executed and delivered the Amended European License Agreement and Parent shall have executed and delivered the Registration Rights Agreement.

  Section 9.6. Stockholder Approval. This Agreement shall have been approved by a majority of the votes cast at the Parent Stockholders Meeting.

  Section 9.7. NYSE Listing. The Purchase Price Shares shall have been approved for listing on the NYSE, subject to official notice of issuance.

  Section 9.8. Consents. All consents or waivers of the parties to the credit agreements set forth on Schedule 5.2 hereto to which any of the Companies or Subsidiaries is a party shall have been obtained or such credit agreements shall have been renegotiated on terms reasonably satisfactory to Seller.

                                   ARTICLE X

                           Survival; Indemnification

  Section 10.1. Survival. (a) The representations and warranties of Seller contained in this Agreement shall survive the Closing until September 30, 1999, except the representations and warranties set forth (i) in Sections 3.1(e) and 3.2(a) which shall survive the Closing indefinitely, (ii) in
Section 3.14 which shall survive the Closing until the third anniversary of the Closing Date and (iii) in Article VII which shall survive the Closing until expiration of the relevant statute of limitations (including any extensions thereof) or, if later, until resolution of any disputes arising during such period applicable to the income tax return (the "Applicable Return") of each of the Companies and Subsidiaries for the period ending on the Closing Date (such later date being the "Expiration Date").

  (b) The covenants and agreements contained in this Agreement which by their terms do not contemplate performance after the Closing Date shall survive the Closing until September 30, 1999. The covenants and agreements contained in this Agreement which by their terms contemplate performance after the Closing Date (including but not limited to the indemnities) shall survive the completion of the transactions contemplated herein.

  Section 10.2. Indemnification by Seller. (a) Subject to Section 10.4 hereof, from and after the Closing Date, Seller shall indemnify and hold harmless Parent and its subsidiaries and their respective officers and directors (collectively, the "Indemnified Parties"), on a Net After-Tax Basis, from and against any and all Covered Losses suffered by such Indemnified Parties resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties of Seller when made, and, except for representations and warranties that speak of a specific date or time (which need only be true and correct as of such date and time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by any Seller Affiliate herein, (iii) any liability or obligation of the Companies or Subsidiaries arising from or relating to any business other than the business of the Companies, the Subsidiaries, Tomcan and TH Canada conducted under the TH Licenses, including without limitation all liabilities and obligations of the Companies and Subsidiaries, if any, under the Actions set forth on Schedule 10.2(a) hereto (collectively, "Retained Liabilities") and (iv) the failure by Lawvest or the Guarantor (as defined in the Bentley Trust Guarantee) to timely satisfy upon demand therefor its liabilities and obligations to Pepe USA pursuant to the indemnification provisions of the Canada Purchase Agreement or the Bentley Trust Guarantee, as applicable ("Canadian Liabilities"). The indemnity by Seller under this Section 10.2 shall not affect or limit the indemnification provided by Seller under Section 7.6.

  (b) The Indemnified Parties shall not be entitled to assert any indemnification pursuant to clause (i) or (ii) (in the case of covenants and agreements which by their terms do not contemplate performance after the Closing Date) of Section 10.2(a): (i) after the Expiration Date, with respect to inaccuracies in or breaches of the representations and warranties by Seller contained in Article VII, (ii) after the third anniversary of the Closing Date, with respect to such covenant breaches or inaccuracies in or breaches of the representations and warranties by Seller contained in Section 3.14 or
(iii) after September 30, 1999, with respect to all other inaccuracies in or breaches of the representations and warranties by Seller contained in any other Section hereof (other than Sections 3.1(e) and 3.2(a), which shall have no such limitation) or any breach or nonfulfillment of any covenants or agreements made by Seller herein which by their terms were required to be performed prior to the Closing Date; provided that if on or prior to such Expiration Date, third anniversary of the Closing Date or September 30, 1999, as the case may be, a Notice of Claim shall have been given to Seller pursuant to Section 10.3 hereof for such indemnification, the Indemnified Parties shall continue to have the right to be indemnified on a Net After-Tax Basis with respect to such indemnification claim until such claim for indemnification has been satisfied or otherwise resolved as provided in this Article X.

  Section 10.3. Indemnification Procedures. (a) Upon obtaining knowledge of any claim or demand which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, Parent shall give written notice ("Notice of Claim") of such claim or demand to Seller. Parent shall furnish to Seller in reasonable detail such information as the Indemnified Parties may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 10.2(b) hereof, no failure or delay by Parent in the performance of the foregoing shall reduce or otherwise affect the obligation of Seller to indemnify and hold the Indemnified Parties harmless on a Net After-Tax Basis, except to the extent that such failure or delay shall have actually adversely affected Seller's ability to defend against, settle or satisfy any Losses for which the Indemnified Parties are entitled to indemnification hereunder.

  (b) If the claim or demand set forth in the Notice of Claim given by Parent pursuant to Section 10.3(a) hereof is a claim or demand asserted by a third party, Seller shall have 15 days after the date on which Notice of Claim is given to notify Parent in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If Seller elects to defend such third party claim or demand, Parent shall make available to Seller and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist Seller in the defense of, such third party claim or demand, and so long as Seller is defending such third party claim in good faith, the Indemnified Parties shall not pay, settle or compromise such third party claim or demand. If Seller elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to Seller of both Seller and such Indemnified Party could reasonably be expected to present such counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and Seller will pay the fees and expenses of such counsel; provided, that Seller shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all Indemnified Parties. If Seller does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at Seller's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of Seller under the agreements of indemnification set forth in this Article X; and (iii) such Indemnified Party may not settle any claim without the consent of Seller (which consent shall not be unreasonably withheld or delayed).

  (c) Seller and Parent shall cooperate in the defense of any claim or litigation subject to this Article X and the records of each shall be available to the other with respect to such defense.

  (d) Except for third party claims being defended in good faith, Seller shall satisfy its obligations under this Article X in respect of a valid claim for indemnification hereunder which is not contested by Seller in good faith in cash within 30 days after the date on which Notice of Claim is given.

  Section 10.4. Limits on Indemnification. Seller shall have no liability for indemnification pursuant to this Article X with respect to Covered Losses unless such Covered Losses exceed in the aggregate $500,000 (the "Indemnification Threshold"); provided, however, that in the event that Covered Losses shall exceed in the aggregate the Indemnification Threshold, Seller shall be liable hereunder for all such Covered Losses; and provided, further, that Covered Losses with respect to Retained Liabilities or the Canadian Liabilities shall not be subject to the Indemnification Threshold. Notwithstanding anything herein to the contrary, in no event shall Seller be required to indemnify Parent and its subsidiaries pursuant to this Article X for Covered Losses in excess of $1,128,000,000.00; provided, however, that Seller shall be entitled to satisfy in full its obligations under this Article X by delivery to the Indemnified Parties of the Purchase Price Cash Amount and the Purchase Price Shares.

  Section 10.5. Losses Net of Insurance. The amount of any Covered Loss for which indemnification is provided under this Article X shall be net of any amounts recovered by the Indemnified Parties under insurance policies with respect to such Covered Loss. In the event that the Indemnified Parties shall later collect any such amounts recovered under insurance policies with respect to any Covered Loss for which any of them has previously received payments under this Article X from Seller, such Indemnified Party shall promptly repay to Seller such amount recovered.

                                  ARTICLE XI

                                  Termination

  Section 11.1. Termination. This Agreement may be terminated at any time prior to the Closing:

  (a) by mutual consent of Seller and Parent;

  (b) by either Seller or Parent, if any Governmental Authority of competent jurisdiction shall have issued an injunction, restraining order or decree that restrains or prohibits the consummation of the Stock Purchases or the performance by the parties hereto of the other obligations hereunder, and such injunction, restraining order or decree shall have become final and nonappealable;

  (c) by either Seller or Parent, if the Closing has not occurred by the close of business on September 30, 1998, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in all material respects the covenants and agreements of such party set forth herein; or

  (d) by either Seller or Parent if this Agreement shall not have been approved by a majority of the votes cast at the Parent Stockholders Meeting.

  Section 11.2. Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Seller and Parent pursuant to Section 11.1, written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Section 12.5 shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any wilful breach of this Agreement (other than a breach of a representation, as to which no party shall be liable hereunder). If this Agreement is terminated as provided herein all filings, applications and other submissions contemplated by Sections 3.7 and 4.3 and Article V shall, to the extent practicable, be withdrawn from the agency or other persons to which they were made.

                                  ARTICLE XII

                                 Miscellaneous

  Section 12.1. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

  Section 12.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts to be performed in New York.

  Section 12.3. Jurisdiction; Waiver of Trial by Jury. The parties hereby consent to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the state of New York in any dispute arising under this Agreement and agree further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 12.6 hereof. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.

  Section 12.4. Entire Agreement. This Agreement (including the Ancillary Agreements) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. Except for the provisions of
Article X, which are intended to benefit, and to be enforceable by, any of the Indemnified Parties, this Agreement is not intended to confer and shall not confer upon any Person not a party hereto any rights or remedies hereunder.

  Section 12.5. Expenses. Except as otherwise set forth in this Agreement, if the transactions contemplated hereby are not consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. If the transactions contemplated hereby are consummated, the legal and other expenses incurred in connection with this Agreement shall be paid by Pepe USA and TH USA.

  Section 12.6. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Seller shall be addressed to:

    Pepe Jeans London Corporation
    11 Lower Square
    Old Isleworth
    Middlesex
    United Kingdom
    Attn: Sydney R. Neil
    Telecopier No.: 44-181-568-4111

    with a copy to:

    Simpson Thacher & Bartlett
    425 Lexington Avenue
    New York, NY 10017
    Attn: Gary I. Horowitz
    Telecopier No.: (212) 455-2502

or at such other address and to the attention of such other person as Seller may designate by written notice to Parent.

  Notices to Parent, TH USA or THEH shall be made to Parent and shall be addressed to:

    Tommy Hilfiger Corporation
    c/o Tommy Hilfiger U.S.A., Inc.
    25 West 39th Street
    New York, New York 10018,
    Attn: Joel J. Horowitz
    Telecopier No.: (212) 548-1818

    with a copy to:

    Wachtell, Lipton, Rosen & Katz
    51 West 52nd Street
    New York, NY 10019
    Attn: Eric S. Robinson
    Telecopier No: (212) 403-2000

or at such other address and to the attention of such other person as Parent may designate by written notice to Seller.

  Section 12.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto will assign its rights or delegate its obligations under this Agreement without the express prior written consent of each other party hereto. Notwithstanding the foregoing, Parent may assign its rights under this Agreement to any wholly-owned subsidiary of Parent; provided that no such assignment by Parent of its rights hereunder to any wholly-owned subsidiary shall in any way affect Parent's obligations or liabilities under this Agreement.

  Section 12.8. Headings; Definitions. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

  Section 12.9. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing waive compliance by the other parties hereto with any term or provision of this Agreement on the part of such other parties hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

  Section 12.10. Severability. In the event that this Agreement, or any of its provisions, or the performance of any provision, is found to be illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be illegal or unenforceable under the applicable laws or regulations without affecting the validity of the remaining provisions of the Agreement; provided that (i) the remaining provisions of the Agreement shall in their totality constitute a commercially reasonable agreement, and (ii) should any method of termination of this Agreement or a portion thereof be found to be illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

  Section 12.11. Interpretation. For the purposes of this Agreement, (i) a "subsidiary" of an entity means any entity more than 50% of the voting power of whose outstanding voting securities or equity interests are directly or indirectly owned by such other entity, and (ii) "including" shall mean "including without limitation."

  In Witness Whereof, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                 TOMMY HILFIGER CORPORATION

                                 By:  /s/ Joel J. Horowitz
                                    -------------------------------------------
                                    Name:  Joel J. Horowitz
                                    Title: Chief Executive Officer and
                                    President

                                 TOMMY HILFIGER U.S.A., INC.

                                 By:  /s/ Joel J. Horowitz
                                    -------------------------------------------
                                    Name:  Joel J. Horowitz
                                    Title: Chief Executive Officer

                                 TOMMY HILFIGER (EASTERN HEMISPHERE) LIMITED

                                 By:  /s/ Joel J. Horowitz
                                    -------------------------------------------
                                    Name:  Joel J. Horowitz
                                    Title: Chief Executive Officer and
                                    President

                                 PEPE JEANS LONDON CORPORATION

                                 By:  /s/ Lawrence S. Stroll
                                    -------------------------------------------
                                    Name:  Lawrence S. Stroll
                                    Title: Group CEO